UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

PARKWAY PROPERTIES, INC.

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N/A

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PARKWAY PROPERTIES, INC.
390 North Orange Avenue
Suite 2400
Orlando, Florida 32801
www.pky.com
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2016
To our Stockholders:
Parkway Properties, Inc. (the “Company”) will hold its 2016 Annual Meeting of Stockholders (the “Meeting”) on May 19, 2016, at 2:00 p.m. Eastern Time, at 3344 Peachtree Road NE, Atlanta, Georgia 30326. At the Meeting, stockholders will be asked to:
1.
Elect ten directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

2.
Cast an advisory vote to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year;

3.
Cast an advisory vote on executive compensation;

4.
Ratify the adoption of the Parkway Properties, Inc. 2016 Employee Stock Purchase Plan; and

5.
Transact other business properly presented at the Meeting or any adjournment or postponement thereof.

All holders of our outstanding common stock of record at the close of business on March 17, 2016 are entitled to notice of and to vote at the Meeting or any adjournment thereof and all holders of our outstanding limited voting stock of record at the close of business on March 17, 2016 are entitled to notice of and to vote on certain proposals at the Meeting or any adjournment thereof.
We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders electronically. We believe these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Meeting.
Jeremy R. Dorsett
Executive Vice President,
General Counsel and Secretary
Dated: March 28, 2016
REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE READ THE PROXY STATEMENT AND COMPLETE A PROXY FOR YOUR SHARES AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT.

PROXY STATEMENT
i

ii

March 28, 2016
PARKWAY PROPERTIES, INC.
390 North Orange Avenue
Suite 2400
Orlando, Florida 32801
www.pky.com

PROXY STATEMENT

The following information is furnished in connection with the Annual Meeting of Stockholders (the “Meeting”) of Parkway Properties, Inc. (the “Company”) to be held on May 19, 2016 at 2:00 p.m. Eastern Time, at 3344 Peachtree Road NE, Atlanta, Georgia 30326. This Proxy Statement, Form of Proxy and Annual Report to Stockholders are first being made available, and a Notice Regarding the Availability of Proxy Materials is first being mailed, to stockholders on or about March 28, 2016.
ABOUT THE MEETING
What is the purpose of the Meeting?
At the Meeting, stockholders will be asked to elect ten directors of the Company, cast an advisory vote to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year, cast an advisory vote on executive compensation and vote to ratify the adoption of the Parkway Properties, Inc. 2016 Employee Stock Purchase Plan (the “2016 ESPP”).
Who is entitled to vote?
The record holders of each of the 111,713,277 shares of Company common stock, par value $.001 per share (“Common Stock”), outstanding at the close of business on March 17, 2016 are entitled to vote at the Meeting. The holders of Common Stock are entitled to one vote for each share of Common Stock on each matter submitted to a vote at a meeting of stockholders.
The record holder of each of the 4,213,104 shares of Company limited voting stock, par value $.001 per share (“Limited Voting Stock”), outstanding at the close of business on March 17, 2016 is entitled to vote only on the election of directors at the Meeting. The holder of Limited Voting Stock is entitled to one vote for each share of Limited Voting Stock and votes together with the holders of Common Stock, as a single class.
Why didn’t I automatically receive a paper copy of the Proxy Statement, Proxy Card and Annual Report?
The Securities and Exchange Commission (“SEC”) rules allow proxy materials to be furnished to stockholders electronically. In an effort to lower the costs of delivery of proxy materials, as well as to reduce the Company’s use of paper, the Company has elected to take advantage of these rules by only mailing materials to those stockholders who specifically request a paper copy. On or around March 28, 2016, all stockholders were mailed a Notice Regarding the Availability of Proxy Materials that contained an overview of the proxy materials and explained several methods by which stockholders could view the proxy materials online or request to receive a copy of proxy materials via regular mail or e-mail. There is no charge for requesting a copy.

How can I receive electronic access to the proxy materials?
The Notice Regarding the Availability of Proxy Materials includes a website address that provides you with instructions on how to view the proxy materials on the Internet and enables you to notify the Company to send future proxy materials to you via electronic mail.
Choosing to receive future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
Can I find additional information on the Company’s website?
Yes. The Company’s website is www.pky.com. Although the information contained on the Company’s website is not part of this proxy statement, you can view additional information on the website, such as the Company’s Code of Conduct, Corporate Governance Guidelines, charters of the committees of the Board of Directors of the Company (the “Board of Directors”) and SEC filings. A copy of the Company’s Code of Conduct, Corporate Governance Guidelines and each of the charters of the committees of the Board of Directors also may be obtained free of charge by writing to Parkway Properties, Inc., 390 North Orange Avenue, Suite 2400, Orlando, Florida 32801, Attention: Investor Relations.
How do I vote?
Voting in Person at the Meeting.   If you are a stockholder of record, you may vote in person at the Meeting. If your shares of Common Stock or Limited Voting Stock are held in street name and you wish to vote in person at the Meeting, you will need to obtain a “legal proxy” from the broker, bank or other nominee that holds your shares of Common Stock or Limited Voting Stock of record.
Voting by Proxy for Shares Registered Directly in the Name of the Stockholder.   If you hold your shares of Common Stock or Limited Voting Stock in your own name as a holder of record with the Company’s transfer agent, Wells Fargo Bank, N.A., you may instruct the proxy holders named in the proxy card how to vote your shares of Common Stock or Limited Voting Stock in one of the following ways:
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Vote online.   You can access proxy materials and vote at www.proxyvote.com. To vote online, you must have the stockholder identification number provided in the Notice Regarding the Availability of Proxy Materials.

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Vote by telephone.   If you received printed materials, you also have the option to vote by telephone by following the “Vote by Phone” instructions on the proxy card.

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Vote by regular mail.   If you received printed materials and would like to vote by mail, then please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

Voting by Proxy for Shares Registered in Street Name.   If your shares of Common Stock or Limited Voting Stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted.
Regardless of how you choose to vote, your vote is important and the Company encourages you to vote promptly.
What happens if I return my proxy card without voting on all proposals?
When you return a properly executed proxy card, the Company will vote the shares that the proxy card represents in accordance with your directions. If you return the signed proxy card with no direction on a proposal, the Company will vote your proxy FOR the Board of Directors’ nominees for director, FOR the ratification of the Company’s independent registered public accounting firm, FOR the approval of the Company’s executive compensation and FOR the ratification of the 2016 ESPP.

Will any other matters be voted on at the Meeting?
The Company does not expect any other matters to be considered at the Meeting. However, if a matter not listed on the proxy card is legally and properly brought before the Meeting, the proxies will vote on the matter in accordance with their judgment of what is in the best interest of the Company. Under the Company’s Bylaws and SEC rules, stockholder proposals must have been received by March 15, 2016 to be considered at the Meeting. To date, the Company has received no stockholder proposals.
How many votes are needed to hold the Meeting?
In order to conduct the Meeting, the presence, in person or by properly executed proxy, of the holders of shares of Common Stock and Limited Voting Stock entitled to cast a majority (i.e., greater than 50%) of all the votes entitled to be cast at the Meeting is necessary to constitute a quorum. Shares of Common Stock and Limited Voting Stock represented by a properly signed, dated and returned proxy card, or proxies submitted by telephone or online, including abstentions and broker non-votes, will be treated as present at the Meeting for purposes of determining a quorum.
How many votes are required to act on the proposals?
Proposal 1 concerns the election of ten directors of the Company. Pursuant to the Company’s Bylaws, provided that a quorum is present at the Meeting, directors will be elected by a plurality of all the votes cast at the Meeting with each share of Common Stock and Limited Voting Stock being entitled to vote for as many individuals as there are directors to be elected and for whose election the share is entitled to vote.
Proposal 2 concerns an advisory vote to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year. The affirmative vote by holders of at least a majority of the votes cast at the Meeting is required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, provided that a quorum is present at the Meeting. Only holders of Common Stock are entitled to vote for Proposal 2.
Proposal 3 concerns a non-binding advisory vote to approve the compensation of the Named Executive Officers disclosed in the section of this Proxy Statement entitled “Compensation of Executive Officers.” The affirmative vote by holders of at least a majority of the votes cast at the Meeting is required to approve the compensation of the Named Executive Officers, provided that a quorum is present at the Meeting. Only holders of Common Stock are entitled to vote for Proposal 3.
Proposal 4 concerns the ratification of the adoption of the 2016 ESPP. The affirmative vote by holders of at least a majority of the votes cast at the Meeting is required to ratify the adoption of the 2016 ESPP, provided that a quorum is present at the Meeting. Only holders of Common Stock are entitled to vote for Proposal 4.
How are abstentions and broker non-votes counted?
Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote for Proposal 1, Proposal 2 and Proposal 3. For Proposal 4, abstentions will be counted as votes cast and will have the same effect as votes against the proposal, while other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result on the vote. Both abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.
Can I change my vote after I have voted?
You can revoke your proxy and change your vote at any time before the polls close at the Meeting. You can do this by:
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filing a written revocation with the Secretary of the Company;

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signing and submitting another proxy with a later date; or

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attending the Meeting, withdrawing the proxy and voting in person.

How do I submit a proposal for the 2017 Annual Meeting?
If a stockholder wishes to have a proposal considered for inclusion in the Company’s proxy statement for the 2017 Annual Meeting of Stockholders, the stockholder must submit the proposal in writing to the Secretary of the Company at 390 North Orange Avenue, Suite 2400, Orlando, Florida 32801 so that the Company receives the proposal by November 28, 2016.
If the proposal is not intended to be included in the Company’s proxy statement, a qualified stockholder intending to introduce a proposal or nominate a director at the 2017 Annual Meeting of Stockholders should give written notice to the Company’s Secretary not later than March 20, 2017 and not earlier than February 18, 2017.
Stockholders also are advised to review the Company’s Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations.
Who is soliciting the proxy and who pays the costs?
The enclosed proxy for the Meeting is being solicited by the Board of Directors. The cost of soliciting the proxies on the enclosed form will be paid by the Company. In addition to the use of the mail, proxies may be solicited by the directors and their agents (who will receive no additional compensation for those services) by means of personal interview, telephone, facsimile, e-mail or other electronic means, and it is anticipated that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals.
What happens if the Meeting is postponed or adjourned?
If the Meeting is postponed or adjourned due to a lack of a quorum or to solicit additional proxies, the Company intends to reconvene the Meeting as soon as reasonably practical, and in any event within 120 days of the record date. Your proxy will still be effective and may be voted at the rescheduled or adjourned meeting, and you will still be able to change or revoke your proxy until it is voted at the rescheduled or adjourned meeting, if such meeting occurs within 120 days of the record date.
Whom should I call if I have questions or need assistance voting my shares?
Please call Jeremy Dorsett, Executive Vice President, General Counsel and Secretary, at (407) 650-0593 if you have any questions or require assistance in connection with voting your shares.

CORPORATE GOVERNANCE AND BOARD MATTERS
Director Qualifications and Biographical Information
The biography of each director nominee below contains information regarding that person’s principal occupation, tenure with the Company, business experience, other director positions currently held or held at any time during the past five years, and the specific experience, qualifications, attributes or skills that led to the conclusion by the Board of Directors that such person should serve as a director of the Company.
AVI BANYASZ, Age 43
Director since 2012

Mr. Banyasz is a Partner of TPG Capital, LP (“TPG”) based in New York and co-leads TPG’s Real Estate Group. Prior to joining TPG in 2011, Mr. Banyasz served as a Managing Principal and member of the investment committee of Westbrook Partners, a real estate private equity firm where he worked for 13 years. Previously, Mr. Banyasz worked at Bear Stearns & Co. In addition to serving on the Board of Directors, Mr. Banyasz also serves on the boards of several non-public companies, including M West Properties, Inc., Enlivant LLC, Evergreen Industrial Properties, Inc. and LifeStorage LP, of which he is the Chairman. Mr. Banyasz received a B.Comm., with High Distinction, from the University of Toronto.
Mr. Banyasz is a director nominated by TPG VI Pantera Holdings, L.P. (“TPG Pantera”) (such nominee, a “TPG Nominated Director”), and the Company is required pursuant to the stockholders agreement, as amended (the “Stockholders Agreement”), entered into in connection with the closing of the investment of TPG Pantera in the Company in June 2012, to nominate him for election to the Board of Directors. Mr. Banyasz’s extensive experience in real estate investment allows Mr. Banyasz to provide valuable insight to the Company and the Board of Directors, including with respect to the Company’s investing activities. Mr. Banyasz serves on the Corporate Governance and Nominating Committee of the Board of Directors (the “Corporate Governance and Nominating Committee”) and the Investment Committee of the Board of Directors (the “Investment Committee”).
CHARLES T. CANNADA, Age 57
Director since 2010

Mr. Cannada is a private investor and advisor with extensive background in the telecommunications industry. From 1989 to 2000, Mr. Cannada held various executive management positions at MCI (previously WorldCom and earlier LDDS Communications), including Chief Financial Officer from 1989 to 1994 and Senior Vice President in charge of Corporate Development and International Ventures and Alliances from 1995 to 2000. In these roles, Mr. Cannada was involved in numerous merger and acquisition transactions and financing transactions. Prior to joining MCI, Mr. Cannada was in public accounting from 1980 to 1989. Mr. Cannada currently serves on the boards of directors for several non-public companies, including Chairman of the Board for Nanoventions, Inc. (a microstructure technology company), and director for First Commercial Bank, Inc. (chairman of the audit committee and a member of the investment/asset liability management committee) and Stadium Wrap America, LLC (a startup athletic banner company). Mr. Cannada serves on the Board of Trustees and executive committee of Belhaven University. He is also a member of the investment committee of the University of Mississippi’s Foundation Board and serves on the School of Accountancy’s Board of Advisors. Mr. Cannada received a B.B.A. in Accounting from the University of Mississippi.
Mr. Cannada’s extensive experience in the areas of accounting, finance, mergers and acquisitions, capital markets and governance of public companies has equipped him with distinct skills that are beneficial to the Company. As a successful entrepreneur and a board member in several non-public entities, he also brings a non-real estate perspective to the management and strategic planning areas of the Company. Mr. Cannada currently serves on the Audit Committee of the Board of Directors (the “Audit Committee”) and as Chair of the Compensation Committee of the Board of Directors (the “Compensation Committee”). From December 1, 2011 to December 19, 2013, Mr. Cannada served as the Lead Independent Director and Chairman of the Board of Directors.

EDWARD M. CASAL, Age 58
Director since 2011

Mr. Casal is Chief Executive Officer of Aviva Investors’ Global Real Estate Group (“Aviva”). Mr.  Casal has been with Aviva since 2008. He is also Portfolio Manager for the firm’s real estate recapitalization and secondary fund. Mr. Casal previously served as Aviva’s Chief Investment Officer of the Real Estate Multi-Manager Group and as chair of Aviva’s Global Investment Committee. Mr. Casal was a co-founder of Madison Harbor Capital, a real estate fund-of-funds business, and served as its Chief Executive Officer from January 2004 through April 2008. He continues to serve as Chairman and Chief Executive Officer of Madison Harbor Balanced Strategies, Inc., a registered investment company. Prior to 2004, Mr. Casal spent 18 years at UBS Investment Bank, and one of its predecessor companies, Dillon, Read & Co. Inc., having served as manager of the real estate business and director of its North American real estate advisory business. Mr. Casal also worked for two years with Goldman, Sachs & Co. (“Goldman Sachs”) in the areas of equity research, municipal finance and real estate. Mr. Casal received a B.A. from Tulane University and an M.B.A. from Harvard Business School.
With over 30 years of experience in real estate investment and capital markets, Mr. Casal brings experience in many areas that are beneficial to the Company as it continues its pursuit of real estate investments. Mr. Casal provides valuable insight for the Board of Directors due to his experience in leading a global real estate investment team and his current involvement in the real estate capital markets. Mr. Casal currently serves on the Corporate Governance and Nominating Committee and as Chair of the Investment Committee.
KELVIN L. DAVIS, Age 52
Director since 2012

Mr. Davis is the Founder and Co-Head of TPG Real Estate. He has been a Partner at TPG based in San Francisco since 2000 and is a member of the firm’s Management Committee. From 2000 to 2009, Mr.  Davis led TPG’s North American Buyouts Group, encompassing investments in all non-technology industry sectors. Prior to joining TPG in 2000, Mr. Davis was President and Chief Operating Officer of Colony Capital, LLC (“Colony”), a private international real estate-related investment firm based in Los Angeles which he co-founded in 1991. Prior to the formation of Colony, Mr. Davis was a principal of RMB Realty, Inc. (“RMB”), the real estate investment vehicle of Robert M. Bass. Before his work with RMB, Mr.  Davis worked at Goldman Sachs in New York and with Trammell Crow Company in Dallas and Los Angeles. Mr. Davis serves on the boards of directors of Caesars Entertainment Corporation (NASDAQ: CZR), Catellus Development Corporation (“Catellus Development”), Taylor Morrison Home Corporation (NYSE: TMHC), AV Homes, Inc. (NASDAQ: AVHI), Enlivant LLC and Evergreen Industrial Properties, Inc. He previously served as a director of Northwest Investments, LLC (which is an affiliate of ST Residential) from October 2009 to April 2015, Univision Communications, Inc. from April 2007 to November 2015, Kraton Performance Polymers, Inc. (NYSE: KRA) from December 2009 to May 2011, Graphic Packaging Holding Company (NYSE: GPK) from March 2008 to July 2009, and Aleris International, Inc. from December 2006 to August 2009. He also serves on the boards of various charitable organizations. Mr. Davis received a B.A. from Stanford University and an M.B.A. from Harvard Business School.
Mr. Davis is a TPG Nominated Director, and the Company is required pursuant to the Stockholders Agreement to nominate him for election to the Board of Directors. Mr. Davis’s extensive management experience, board service and experience in the real estate industry allow Mr. Davis to provide valuable insight to the Company and the Board of Directors regarding the Company’s operations and management of its business. Mr. Davis is a member of the Compensation Committee and the Investment Committee.
LAURIE L. DOTTER, Age 55
Director since 2010

Ms. Dotter is the President of Transwestern Investment Group (“Transwestern”), serving as a fiduciary to institutional and private wealth clients, both in the United States and abroad, on specific investment strategies to meet their real estate investment objectives. Prior to assuming this role in 2011, she was a consultant to Transwestern. From 1998 through early 2010, Ms. Dotter served as Senior Vice President of Hunt Realty Investments, a privately owned real estate investment company, establishing a diverse portfolio of both direct real estate investments and investments through real estate operating partnerships. Ms.  Dotter serves on the Texas Comptroller’s Investment Advisory Board for the Texas Treasury

Safekeeping Trust Company, which manages more than $3 billion in endowment funds, and she formerly served as the Vice Chairman of the Plan Sponsor Council of the National Pension Real Estate Association. From 1993 to 1998, Ms. Dotter served as director of Real Estate Investment for the Teacher Retirement System of Texas where she was responsible for the public pension fund’s $2 billion real estate equity and commercial mortgage portfolio. Early in her career, Ms. Dotter worked for three years in the audit division and for four years in the financial consulting services group of Coopers & Lybrand, with primary assignments in financial institutions and real estate. Ms. Dotter received a B.B.A. in Accounting from Texas A&M University and is a Certified Public Accountant in the State of Texas.
Ms. Dotter’s experience in the areas of accounting, finance and investments on behalf of private and public funds and operating partnerships are beneficial to the Company as it pursues its investment strategy. Ms. Dotter’s experience representing both public and private investors gives her an understanding of financial objectives and investment perspectives for a variety of investors. Ms. Dotter currently serves as Chair of the Audit Committee and as a member of the Compensation Committee.
JAMES R. HEISTAND, Age 64
Director since 2011

Mr. Heistand is the President and Chief Executive Officer of the Company and has served in that capacity since December 2011. He has served as a director since June 2011, and served as Executive Chairman of the Board of Directors from June 2011 through November 2011. Prior to joining the Company, Mr. Heistand founded and served as Chairman of Eola Capital LLC, a privately owned property management company (“Eola”), since its inception in 2000. Mr. Heistand served as Chairman of the DASCO Companies from 1999 until its sale to CNL Retirement Properties, Inc. in 2004 and as founder and Chairman of Associated Capital Properties from 1989 until its sale to Highwoods Properties, Inc. (“Highwoods”) (NYSE: HIW) in 1998. He served on the Board of Directors of Highwoods from 1998 to 2000 and served as its senior vice president from 1997 to 1998. Mr. Heistand currently serves on the Board of Directors of United Legacy Bank in Orlando, Florida, and is a member of the chairman’s circle of the real estate advisory board for the Warrington College of Business Administration at the University of Florida. Mr. Heistand graduated from the University of Florida with a B.S. in Real Estate Finance.
Mr. Heistand has more than 25 years of experience in real estate strategic planning, investment, development and asset management. As a real estate entrepreneur, he has a track record of success built on identifying opportunities, assessing risk, structuring transactions with investment partners, and optimizing returns. His significant experience in all areas of real estate operation, financing and investment, as well as his extensive relationships with real estate industry entrepreneurs, investors, owners and financiers are beneficial in implementing the Company’s strategy.
C. WILLIAM HOSLER, Age 52
Director since 2012

Mr. Hosler currently serves as Chief Financial Officer and a director of Catellus Acquisition Company, LLC (“Catellus Acquisition”), a company engaged in commercial real estate property ownership, management and development. Prior to assuming his current role at Catellus Acquisition in March 2011, Mr. Hosler provided consulting services to Rockwood Capital and TPG, two private investment firms, from November 2008 to March 2011. Mr. Hosler served as Chief Financial Officer of Marcus & Millichap Holding Companies, a privately held investment and real estate services company, from January 2008 to November 2008. Prior to that, from June 2007 through December 2007 and July 2006 until June 2007, Mr. Hosler was a consultant to and Chief Financial Officer of Mirion Technologies, a privately held radiation detection, measuring and monitoring company. Mr. Hosler served as Chief Financial Officer of Catellus Development from 1999 to 2005, and, prior to Catellus Development, he was Chief Financial Officer of the Morgan Stanley Real Estate Funds where he served on the investment committee. Mr. Hosler currently serves as a director of PacWest Bank (NASDAQ: PACW) and Fantex, Inc., a non-publicly traded company. Mr. Hosler received a B.S. from the University of Notre Dame and an M.B.A. from the University of Virginia.
Mr. Hosler is a TPG Nominated Director, and the Company is required pursuant to the Stockholders Agreement to nominate him for election to the Board of Directors. Mr. Hosler’s significant experience in commercial real estate investment and finance, as well as his experience as a Chief Financial Officer of a publicly traded company, allows him to make valuable contributions to the Company and the Board of

Directors in these areas. Mr. Hosler serves on the Audit Committee and the Corporate Governance and Nominating Committee.
ADAM S. METZ, Age 54
Director since 2012

Mr. Metz is the Head of International Real Estate for The Carlyle Group (“Carlyle”), a global alternative asset manager. Prior to joining Carlyle in September 2013, Mr. Metz was a Senior Advisor to TPG’s Real Estate Group from April 2011 to September 2013. Mr. Metz was the Chief Executive Officer of General Growth Properties, Inc. (“GGP”) (NYSE: GGP), a publicly traded developer and operator of regional shopping malls, from November 2008 until December 2010, and he served as a director of GGP from November 2006 to December 2010. Mr. Metz served as Lead Director and as a member of the Audit and Compensation Committees of GGP’s board of directors prior to becoming its Chief Executive Officer. In April 2009, GGP and certain of its affiliates filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code. While in Chapter 11, GGP was able to successfully restructure its obligations and preserve equity value. GGP emerged from Chapter 11 in November 2010. Mr. Metz previously has served as a member of the board of directors of Bally Total Fitness, a national operator of health clubs (OTC: BLLY), and a member of the board of trustees of AMLI Residential Properties Trust, a publicly traded multifamily REIT (NASDAQ: AML). Mr. Metz received a B.S. from Cornell University and an M.S. in Management from Northwestern University.
Mr. Metz is a TPG Nominated Director, and the Company is required pursuant to the Stockholders Agreement to nominate him for election to the Board of Directors. Mr. Metz’s experience leading publicly traded real estate companies allows him to provide valuable insight to the Company and the Board of Directors regarding the Company’s operations and management of its business. Mr. Metz is a member of the Audit Committee and the Compensation Committee.
BRENDA J. MIXSON, Age 63
Director since 2009

Ms. Mixson is a Managing Director of C-III Capital Partners LLC (“C-III”), a commercial real estate investment management company that was formed and is controlled by Island Capital Group LLC (“Island Capital”). Prior to that, Ms. Mixson served as Managing Director of Island Capital from 2003 until the formation of C-III in 2011. Ms. Mixson is also the owner and operator of M. T. Bottles, LLC, a grape-growing and wine production and sales company. Ms. Mixson has been involved in banking, financial institutions and commercial real estate investment and management for over 25 years. She has previously served as Chief Financial Officer of First Union Real Estate Equity and Mortgage Investments, a publicly traded REIT now known as Winthrop Realty Trust (NYSE: FUR), Chief Operating Officer of Prime Capital Holding, LLC, a real estate finance company, and a member of the board of directors of AvalonBay Communities, Inc., a publicly traded multifamily REIT (NYSE: AVB), with service on audit, compensation and investment committees. Ms. Mixson received a B.S. in Economics from the University of Minnesota.
Ms. Mixson’s experience in finance, investment management and capital markets transactions, as well as her previous service as a chief financial officer, chief operating officer and a member of key committees of public companies, allows her to provide valuable insight to the Company and the Board of Directors in these areas. Ms. Mixson serves on the Investment Committee and as Chair of the Corporate Governance and Nominating Committee.
JAMES A. THOMAS, Age 79
Director since 2013

Mr. Thomas has served as Chairman of the Company’s Board of Directors since December 2013. Mr.  Thomas previously served as Chairman of the Board, President and Chief Executive Officer of Thomas Properties Group, Inc. (“TPGI”), a real estate company that owned, acquired, developed and managed primarily office properties, from its formation in March 2004 to December 19, 2013, when TPGI merged with the Company (the “TPGI mergers”). Mr. Thomas founded TPGI’s predecessor group of entities and served as its Chairman of the Board and Chief Executive Officer from 1996 to the commencement of TPGI’s operations in October 2004. From 1983 to 1996, Mr. Thomas served as a co-managing partner of Maguire Thomas Partners, a national full-service real estate operating company which included TPGI’s predecessor group of entities. Mr. Thomas also served as Chief Executive Officer and principal owner of the Sacramento Kings National Basketball Association team and the ARCO Arena from 1992 until 1999. Mr. Thomas serves on the boards of a number of philanthropic and educational organizations. Mr.  Thomas received his B.A. in Economics and Political Science with honors from Baldwin Wallace College and his J.D. magna cum laude from Cleveland Marshall Law School.
Mr. Thomas has over 50 years of experience in the real estate industry and has extensive knowledge of the industry, as well as extensive business relationships with investors, financial institutions and peer companies. Mr. Thomas serves as Chairman of the Board of Directors.
Independence
The Board of Directors, on recommendation of the Corporate Governance and Nominating Committee, has determined that each current director and nominee, other than Mr. Heistand, is “independent” as defined by the NYSE listing standards.
Stockholder Communication with the Board of Directors
Stockholders and other parties interested in communicating directly with the Chairman or with the non-management directors as a group may do so by writing to the Chairman of the Board of Directors, Parkway Properties, Inc., 390 North Orange Avenue, Suite 2400, Orlando, Florida 32801. Correspondence so addressed will be forwarded directly to the Chairman.
Leadership Structure
Mr. Thomas serves as Chairman of the Board of Directors and has served in that capacity since December 19, 2013. Mr. Heistand serves as the President and Chief Executive Officer and has served in that capacity since December 1, 2011. The Company’s Bylaws permit the chairman to serve as chief executive officer. However, the Board of Directors has determined that separating these positions is in the best interest of the Company and the Company’s stockholders, as the Board of Directors believes that a separation of these roles fosters clear accountability and effective decision-making. The Company’s Corporate Governance Guidelines require the separation of the offices of chairman of the board and chief executive officer, except on an interim basis.
The Board of Directors believes that it is able to effectively provide independent oversight of the Company’s business and affairs, including the risks it faces, with a non-management Chairman and through the composition of the Board of Directors, the strong leadership of the independent directors and the independent committees of the Board of Directors, as well as the other corporate governance structures and processes already in place. Nine of the ten current nominees to the Board of Directors are non-management Directors and are independent under the NYSE listing standards. All of the Company’s directors are free to suggest the inclusion of items on the agenda for meetings of the Board of Directors or raise subjects that are not on the agenda for that meeting. In addition, the Board of Directors and each committee have complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. The Board of Directors also holds regularly scheduled executive sessions of only non-management directors, led by the Chairman, in order to promote discussion among the non-management directors and assure independent oversight of management. Moreover, the Board’s Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, all of which are comprised entirely of independent directors, also perform oversight functions independent of management.
Risk Oversight
The Board of Directors plays an important role in the risk oversight of the Company. The Board of Directors is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees. In particular, the Board of Directors administers its risk oversight function through (1) the review and discussion of regular periodic reports to the Board of Directors and its committees on topics relating to the risks that the Company faces, including, among others, market conditions, tenant concentration and credit worthiness, leasing activity and expirations, compliance with debt covenants, management of debt maturities, access to debt and equity capital markets, existing and potential legal claims against the Company and various other matters relating to the Company’s business, (2) the review and assessment of risk relative to insurance coverage for the Company’s operating activities and financial investments, (3) the required approval by the Board of Directors (or a committee thereof) of significant transactions and other decisions, including, among others, acquisitions and dispositions of properties, capital markets activities, new borrowings and the appointment and retention of the Company’s senior management, (4) the direct oversight of specific areas of the Company’s business by the Compensation, Audit and Corporate Governance and Nominating Committees, and (5) periodic reports from the Company’s auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to the qualification of the Company as a REIT for tax purposes and the Company’s internal control over financial reporting. The Board of Directors also relies on management to bring significant matters impacting the Company to its attention.
Committees and Meeting Data
The Board of Directors has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. Each member of each of these committees is “independent” as that term is defined in the NYSE listing standards. The Board of Directors has adopted a written charter for each of these committees, which is available on the Company’s website at www.pky.com under “Investors.”
The Audit Committee of the Board of Directors currently consists of Ms. Dotter (Chair), Mr.  Cannada, Mr. Hosler and Mr. Metz. The Audit Committee held eight meetings during the year ended December 31, 2015. The Audit Committee oversees the financial reporting of the Company, including the audit by the Company’s independent registered public accounting firm. Each member of the Audit Committee has been designated as an “Audit Committee financial expert” in accordance with SEC rules and regulations and the Board of Directors has determined that each member has accounting and related financial management expertise within the meaning of the listing standards of the NYSE.
The Compensation Committee of the Board of Directors currently consists of Mr. Cannada (Chair), Mr. Davis, Ms. Dotter and Mr. Metz. The Compensation Committee held six meetings during the year ended December 31, 2015. The Compensation Committee’s function is to review and recommend to the Board of Directors appropriate executive compensation policy and compensation of the Company’s directors and officers. The Compensation Committee also reviews and makes recommendations with respect to executive and employee benefit plans and programs.
The Corporate Governance and Nominating Committee currently consists of Ms. Mixson (Chair), Mr.  Banyasz, Mr. Casal and Mr. Hosler. The Corporate Governance and Nominating Committee held three meetings during the year ended December 31, 2015. As set forth in its charter, the responsibilities of the Corporate Governance and Nominating Committee include assessing board membership needs and identifying, screening, recruiting and presenting director candidates to the Board of Directors, implementing policies regarding corporate governance matters, making recommendations regarding committee memberships and evaluating the Board of Directors and management.
In addition, the Board of Directors has a standing Investment Committee. The Investment Committee provides oversight and discipline to the investment process, among other things. The Company’s management outlines acquisition and disposition opportunities in written reports for the Investment Committee based on detailed underwriting and analysis. The Investment Committee meets with the Company’s management, reviews each submission thoroughly, and approves or denies acquisition and disposition recommendations between regularly scheduled meetings of the Board of Directors. The Investment Committee currently consists of Mr. Casal (Chair), Mr. Banyasz, Mr. Davis and Ms. Mixson. The Investment Committee held three meeting during the year ended December 31, 2015.
During the year ended December 31, 2015, the full Board of Directors held 17 meetings. Each director, with the exception of Mr. Casal, attended at least 75% of the total number of meetings of the Board of Directors held during 2015 and, with the exception of Mr. Banyasz, each director attended at least 75% of the total number of meetings held during 2015 by all committees of the Board of Directors on which he or she served during the period of his or her service. The Company’s Corporate Governance Guidelines provide that all directors are expected to regularly attend all meetings of the Board of Directors and the committees of the Board of Directors on which he or she serves. In addition, each director is expected to attend the Meeting. In 2015, four of the 10 directors attended the 2015 Annual Meeting of Stockholders.
Nominating Procedures
The Corporate Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. In identifying suitable candidates for nomination as a director, the Corporate Governance and Nominating Committee will consider the needs of the Board of Directors and the range of skills and characteristics required for effective functioning of the Board of Directors. In evaluating such skills and characteristics, the Corporate Governance and Nominating Committee may take into consideration such factors as it deems appropriate, including those included in the Corporate Governance Guidelines, which are available on the Company’s website (www.pky.com) under “Investors.” The Corporate Governance and Nominating Committee will consider nominees suggested by incumbent board members, management, stockholders and, in certain circumstances, outside search firms.
Notwithstanding the foregoing, TPG Pantera has the right to nominate up to four directors to the Company’s Board of Directors and up to two directors to each committee of the Board of Directors based on a number of factors, including its level of ownership in the Company’s outstanding Common Stock. The Company is required pursuant to the Stockholders Agreement to nominate for election to the Board of Directors any such individuals selected by TPG Pantera, provided that the Company has no obligation to nominate, elect or appoint any TPG Nominated Director if such nomination, election or appointment would violate applicable law or result in a breach by the Board of Directors of its fiduciary duties to its stockholders.
The Company does not have a formal policy regarding diversity of membership of the Board of Directors or otherwise require that the composition of the Board of Directors include individuals from any particular background or who possess specific attributes. However, the Corporate Governance Guidelines recognize the value of having a board that encompasses a broad range of skills, expertise, contacts, industry knowledge and diversity of opinion (the Board of Directors has not attempted to define “diversity”). The Corporate Governance and Nominating Committee will continue to consider whether it would be appropriate to adopt a policy or guidelines regarding board diversity or define diversity as it relates to the composition of the Board of Directors.
The Corporate Governance and Nominating Committee will consider written recommendations for potential nominees suggested by stockholders. Any such person will be evaluated in the same manner as any other potential nominee for director. Any suggestion for a nominee for director by a stockholder should be sent to the Company’s Secretary at 390 North Orange Avenue, Suite 2400, Orlando, Florida 32801, within the time periods set forth under the heading “About the Meeting — How do I submit a proposal for the 2017 Annual Meeting?” above.
Compensation Committee Interlocks and Insider Participation
As noted above, the Compensation Committee is comprised of four independent directors: Messrs. Cannada, Davis and Metz and Ms. Dotter. No member of the Compensation Committee is or was formerly an officer or an employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors, nor has such interlocking relationship existed in the past.
Compensation of Directors
Under the Company’s current director compensation program, each non-employee director, with the exception of the four TPG Nominated Directors, as discussed below, is paid an annual cash retainer of $55,000 payable ratably on a quarterly basis. In addition, these directors also receive an annual equity award in connection with their election to the Board of Directors at the annual meeting of stockholders, which consists of shares of Common Stock with a value of  $55,000 as of the date of grant. A director who is appointed to the Board of Directors outside of the annual meeting of stockholders receives a prorated amount of the equity award and cash retainer. Additionally, a new director receives, upon initial election or appointment as a non-employee director, a stock award of 600 shares of Common Stock. In addition, the Chairman of the Board of Directors receives an additional annual cash retainer of  $75,000.
Under the Company’s director compensation program, the chairperson of the Audit Committee receives an annual cash retainer of  $20,000, the chairperson of the Compensation Committee receives an annual cash retainer of  $15,000 and the chairpersons of the Investment Committee and Corporate Governance and Nominating Committee each receives an annual cash retainer of  $10,000. For 2016, the chairperson of the Investment Committee will receive an annual cash retainer of  $15,000. Each non-employee director is paid $1,500 for each board meeting attended. The Audit Committee chairperson receives $2,000 for each Audit Committee meeting attended and other members of the Audit Committee receive $1,500 for each Audit Committee meeting attended. Members of all other committees receive $1,000 for each meeting attended. In each case, non-employee directors also are reimbursed for expenses incurred in connection with attendance at each meeting. The Company’s director compensation program may be revised by the Board of Directors from time to time.
Notwithstanding the foregoing, the Company will not make grants of awards or otherwise pay compensation to any TPG Nominated Director. On June 5, 2012, the Company entered into a Management Services Agreement with TPG VI Management, LLC (“TPG Management”) whereby a quarterly monitoring fee is paid to TPG Management in lieu of any director fees otherwise payable by the Company to the TPG Nominated Directors. An affiliate of TPG Pantera pays Messrs. Metz and Hosler an annual fee of  $125,000 for their service on the Company’s Board of Directors and committees.
Mr. Heistand does not receive any compensation for serving the Company as a member of the Board of Directors.
The Company’s non-employee directors received the following aggregate amounts of compensation for the year ended December 31, 2015:
Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	All Other Compensation	Total
Avi Banyasz(3)	$—	$—	$—	$—	$—
Charles T. Cannada	$113,500	$55,009	$—	$—	$168,509
Edward M. Casal	$80,000	$55,009	$—	$—	$135,009
Kelvin L. Davis(3)	$—	$—	$—	$—	$—
Laurie L. Dotter	$123,000	$55,009	$—	$—	$178,009
C. William Hosler(3)	$—	$—	$—	$—	$—
Adam S. Metz(3)	$—	$—	$—	$—	$—
Brenda J. Mixson	$95,000	$55,009	$—	$—	$150,009
James A. Thomas(4)	$155,500	$55,009	$—	$120,000	$330,509

(1)
Represents the grant date fair value of the award determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Each director, except the TPG Nominated Directors, received 3,138 shares of Common Stock as part of his or her annual retainer upon re-election to the Board of Directors at the 2015 Annual Meeting of Stockholders.

(2)
No stock options were granted in 2015. No non-employee director held stock options at December 31, 2015.

(3)
As discussed above, the four TPG Nominated Directors do not receive remuneration directly from the Company. An affiliate of TPG Pantera pays Messrs. Metz and Hosler an annual fee of  $125,000 for their service on the Board of Directors and committees.

(4)
“All Other Compensation” consists of the value of certain perquisites consisting of the use of the Company’s office space, equipment and an assistant for purposes unrelated to the Company.

The Company also has adopted stock ownership guidelines and hedging and pledging policies applicable to the directors. See “Compensation of Executive Officers — Compensation Discussion and Analysis — Compensation Policies.”
In December 2015, director compensation for 2016 was set by the Compensation Committee. At such meeting, Mr. Cannada and Ms. Dotter, as directors who receive compensation from the Company, recused themselves. Only Messrs. Davis and Metz, as TPG Nominated Directors who do not receive director compensation from the Company, participated.

PROPOSALS TO BE VOTED ON
Proposal 1 — Election of Directors
In accordance with the Bylaws of the Company, the Board of Directors has by resolution fixed the number of directors to be elected at the Meeting to ten directors. All ten positions on the Board of Directors are to be filled by the vote of the stockholders at the Meeting. Each person so elected shall serve until the next Annual Meeting of Stockholders and until his or her successor is elected and qualified.
The nominees for director are: Avi Banyasz, Charles T. Cannada, Edward M. Casal, Kelvin L. Davis, Laurie L. Dotter, James R. Heistand, C. William Hosler, Adam S. Metz, Brenda J. Mixson and James A. Thomas. All nominees were elected at the 2015 Annual Meeting of Stockholders and are currently serving as directors of the Company.
Unless instructed otherwise, proxies will be voted FOR the nominees listed above. Information regarding the director nominees can be found under the heading “Corporate Governance and Board Matters — Director Qualifications and Biographical Information.”
The Board of Directors recommends that you vote FOR all ten nominees.
Proposal 2 — Advisory Vote on the Ratification of Independent Registered Public Accounting Firm
The Audit Committee is responsible for the appointment of the independent registered public accounting firm engaged by the Company. The Audit Committee has appointed Ernst & Young LLP as independent auditors for 2016 and the Board of Directors recommends that stockholders vote for ratification of such appointment. Notwithstanding the selection, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time if it believes that doing so would be in the Company’s best interests and the best interests of its stockholders. In the event of a negative vote on ratification, the Audit Committee will reconsider, but might not change, its selection.
Representatives of Ernst & Young LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.
The “Audit Committee Matters” section of this Proxy Statement contains additional information regarding the independent auditors, including a description of the Audit Committee’s Policy for Pre-Approval of Audit and Permitted Non-Audit Services and a summary of Auditor Fees and Services.
The Board of Directors recommends that you vote FOR the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the 2016 fiscal year.
Proposal 3 — Advisory Vote on Executive Compensation
As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is asking its stockholders to provide an advisory, nonbinding vote to approve the compensation awarded to the Company’s Named Executive Officers, as the Company has described it in the “Compensation of Executive Officers” section of this Proxy Statement.
As described in detail under the heading “Compensation of Executive Officers — Compensation Discussion and Analysis,” the Company seeks to closely align the interests of the Company’s Named Executive Officers with the interests of its stockholders. The Company’s compensation programs are designed to reward its Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.
You may vote for or against the following resolution, or you may abstain. This proposal is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers and the philosophy, policies and procedures described in this Proxy Statement.

Accordingly, the Company asks its stockholders to approve the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation awarded to the Company’s Named Executive Officers for 2015, as disclosed under SEC rules, including the Compensation Discussion and Analysis, the compensation tables and related material included in this Proxy Statement.”
While this is an advisory vote and is not binding on the Company, the Board of Directors and the Compensation Committee will consider the outcome of the vote, along with other relevant factors, when considering future executive compensation decisions.
The Board of Directors recommends that you vote FOR the resolution approving the Company’s 2015 executive compensation.
Proposal 4 — Ratify Adoption of the 2016 ESPP
At the Meeting, the stockholders will be asked to approve adoption of the Parkway Properties, Inc. 2016 Employee Stock Purchase Plan, which is attached as Appendix A. The Company currently sponsors the Parkway Properties, Inc. 2006 Employee Stock Purchase Plan, effective July 1, 2006 (the “2006 ESPP”). Upon recommendation of the Compensation Committee, on March 14, 2016, the Board of Directors adopted the 2016 ESPP, which is an amendment and restatement of the 2006 ESPP, subject to the approval of the stockholders at the Meeting.
Why does the Company want to adopt the 2016 ESPP?
No purchase periods under the 2006 ESPP may begin after May 31, 2016, and the Company wishes to continue to provide eligible employees and directors with an opportunity to invest in the Company on a systematic basis. The Company believes that employee and director share ownership is to the mutual benefit of the participant and the Company.
Who is eligible to participate in the 2016 ESPP?
Any employee of the Company or any of its participating subsidiaries who is scheduled to work at least 20 hours per week and any non-employee director who is a member of the Board of Directors may participate in the 2016 ESPP, provided, however, that an employee or director who owns at any time during a purchase period stock possessing five percent or more of the total combined voting power or value of all classes of stock will not be eligible to participate. In addition, a participant must be an eligible employee or an eligible director on the last trading day of the applicable purchase period to purchase shares in that purchase period. As of March 17, 2016, there were approximately 243 individuals who would be eligible to participate in the 2016 ESPP.
How does the 2016 ESPP work?
During each purchase period under the 2016 ESPP, a participant may purchase whole shares of Common Stock with amounts the participant pays under the 2016 ESPP during that purchase period. Amounts representing the purchase price for fractional shares will either be refunded to the participant or, with the participant’s consent, carried over in the participant’s account to the next purchase period.
Participants elect the amount of payments they will make for a purchase period. Participants may make payments by depositing cash with the Company or through payroll withholding by authorizing the Company to deduct a specified amount from their pay.
Participants may, at any time before the last trading day of a purchase period, withdraw (without interest) all or any of the payments credited to their account. Participants may amend or revoke their payment election during a purchase period to reduce or stop their payments. On the last trading day of each purchase period, the amounts accumulated for a participant are automatically applied to the purchase of Common Stock. The purchase price of a share of Common Stock under the 2016 ESPP is equal to 85% of the average of the fair market value of a share of Common Stock on the last five trading days of the purchase period.

How long are the purchase periods under the 2016 ESPP?
There will be four purchase periods in each calendar year: one beginning on June 1 and ending on the following August 31, one beginning on September 1 and ending on the following November 30, one beginning on December 1 and ending the following February 28 (or February 29, if applicable), and the final one beginning on March 1 and ending on the following May 31. The first purchase period under the 2016 ESPP will begin on June 1, 2016 and end on August 31, 2016. However, the Compensation Committee, in its discretion, may alter the duration of the purchase periods as well as set beginning and ending dates different from those described above.
Are there any limits as to how many shares a participant may purchase under the 2016 ESPP during any calendar year?
Yes. The 2016 ESPP limits the Common Stock a participant may purchase in a calendar year to shares with an aggregate purchase price of  $25,000.
Is there a minimum amount required to participate in the 2016 ESPP?
There is currently no minimum payment required to participate in the 2016 ESPP. However, the Compensation Committee may establish a minimum payment a participant must make for purchases for each purchase period.
How long must a participant hold shares purchased under the 2016 ESPP?
A participant may not sell or dispose of shares purchased under the 2016 ESPP for six months after purchase. The Company will deposit the shares purchased by a participant into a brokerage account or with the Company’s transfer agent, where the shares will remain on deposit for the balance of the six-month holding period.
What are the tax consequences of participating in the 2016 ESPP?
This discussion gives only an overview of the current federal income tax consequences of participation in the 2016 ESPP. The consequences for individuals may vary, and federal income tax laws and regulations change frequently. Participants should look to their own tax counsel for advice regarding federal income tax treatment under the 2016 ESPP.
Payments withheld from a participant’s pay under the 2016 ESPP will be taxable ordinary income to the participant and will be included in gross income for federal income and payroll tax purposes in the year in which such amount would otherwise have been paid to the participant.
Upon the purchase of shares under the 2016 ESPP (on the last trading day of a purchase period), a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of purchase over the purchase price. The ordinary income recognized is added to the participant’s basis in the shares. Upon the participant’s sale or disposition of shares purchased under the 2016 ESPP, any gain realized will be taxed as capital gain and any loss realized will be a capital loss. The participant’s basis for calculating gain or loss will be the purchase price for the shares plus any ordinary income recognized on the purchase. Whether the capital gain or loss will be long-term or short-term will depend on how long the participant holds the shares.
The Company will be entitled, with respect to the purchase of the shares under the 2016 ESPP, to an income tax deduction in an amount equal to the ordinary income recognized by the participant in the same taxable year in which the participant recognizes such income.
Will the 2016 ESPP qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code?
The 2016 ESPP will not qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

What rights will the stock issued under the 2016 ESPP have?
Shares issued under the 2016 ESPP will have the same voting rights and other rights as all other shares of Common Stock.
Where can I review a copy of the 2016 ESPP?
This summary is not a complete description of all of the provisions of the 2016 ESPP. This summary is qualified in its entirety by the full text of the 2016 ESPP, a copy of which is attached as Appendix A. The Company encourages you to read the full text of the 2016 ESPP.
Who will administer the 2016 ESPP?
The Compensation Committee or its delegate will administer the 2016 ESPP.
How many shares are available for issuance under the 2016 ESPP?
The maximum number of shares of Common Stock reserved for issuance under the 2016 ESPP will be the sum of  (i) 200,000 additional shares of Common Stock added to the 2016 ESPP and (ii) the number of shares of Common Stock remaining available for issuance under the 2006 ESPP as of May 31, 2016. The Company may issue new shares under the 2016 ESPP or reacquire shares for purposes of the 2016 ESPP.
Will the 2016 ESPP be adjusted for recapitalizations?
Certain changes in the capitalization of the Company, including stock splits and stock dividends, will result in a corresponding adjustment to the number, kind, or class of shares of Common Stock that are reserved for issuance under the 2016 ESPP and to the purchase price of shares of Common Stock under the 2016 ESPP.
When will shares first be issuable under the 2016 ESPP?
If stockholders approve the 2016 ESPP at the Meeting, shares will be issued to participants as of the last trading date of the first purchase period immediately following the Meeting, which would be the purchase period beginning June 1, 2016 and ending August 31, 2016. If stockholders do not approve the 2016 ESPP, it will terminate on the date of the Meeting.
What is the term of the 2016 ESPP?
The 2016 ESPP is limited to a term of 10 years.
How may the 2016 ESPP be amended?
The Board of Directors may amend the 2016 ESPP from time to time. The Board of Directors may not increase the number of shares issuable under the 2016 ESPP or increase the purchase discounts without stockholder approval.
The Board of Directors recommends that you vote FOR the adoption of the 2016 ESPP.

EXECUTIVE OFFICERS
The following section provides certain information regarding the current executive officers of the Company. Unless otherwise stated, each person has held the position indicated for at least the past five years. Except as otherwise noted, there are no family relationships between any of the directors or executive officers of the Company.
For information on Mr. Heistand, please see his biography provided above under the caption “Corporate Governance and Board Matters — Director Qualifications and Biographical Information.”
M. JAYSON LIPSEY, Age 37
Mr. Lipsey has served as the Company’s Executive Vice President and Chief Operating Officer since October 2011. He served as Senior Vice President and Fund Manager from May 2010 through October 2011 and as Vice President and Fund Manager of the Company from May 2008 through May 2010. Mr. Lipsey received a B.S. from Washington and Lee University and an M.B.A. from the Darden Graduate School of Business at the University of Virginia. Prior to attending graduate school, Mr. Lipsey served as Regional Property Manager for the Company from 2004 to 2005 and as Asset Manager from 2005 through 2006.
DAVID R. O’REILLY, Age 41
Mr. O’Reilly has served as the Company’s Executive Vice President since November 2011 and as Chief Financial Officer since August 2012. He served as the Company’s Chief Investment Officer from November 2011 through September 2014 and as the Company’s Interim Chief Financial Officer from May 2012 through August 2012. He served as Executive Vice President of Banyan Street Capital (“Banyan”), a real estate investment firm, from August 2011 through October 2011 and as director of Capital Markets for Eola from August 2009 through May 2011. Mr. O’Reilly served in the investment banking industry as Senior Vice President of Barclays Capital Inc. from September 2008 through June 2009 and in a similar capacity for Lehman Brothers from August 2001 through September 2008. Mr. O’Reilly has served on the board of trustees of Kite Realty Group Trust (NYSE: KRG), and its Audit Committee and Compensation Committee, since 2013. Mr. O’Reilly received a B.S. from Tufts University and an M.B.A. from Columbia University.
JEREMY R. DORSETT, Age 38
Mr. Dorsett has served as the Company’s Executive Vice President and General Counsel since September 2012 and as the Company’s Secretary since February 2013. Prior to joining the Company, Mr. Dorsett served as in-house counsel for TPG, where he served as chief legal officer for real estate investing activities, from October 2008 through August 2012. Prior to joining TPG, Mr. Dorsett was a corporate and securities attorney at Baker Botts L.L.P., a law firm in Houston, Texas, from May 2004 through August 2008. Mr. Dorsett received a B.A. from the University of Tulsa, an M.A. from Rice University and a J.D. from the University of Texas at Austin.
SCOTT E. FRANCIS, Age 40
Mr. Francis has served as Executive Vice President since December 2014 and Chief Accounting Officer since September 2013. He served as Senior Vice President from September 2013 to December 2014 and as Vice President of Strategy and Administration from July 2012 to September 2013. He served as Managing Director of Banyan from May 2011 to July 2012, and as Chief Financial Officer and Chief Accounting Officer for Eola from September 2005 to May 2011. From June 2004 to September 2005, Mr. Francis was the Director of Finance for Insurance Office of America, a private insurance agency, and from May 1998 to May 2004, he worked in public accounting as a tax manager for middle-market companies focusing primarily in construction and real estate. Mr. Francis received a B.S. from the University of Florida and is a licensed Certified Public Accountant.

JASON A. BATES, Age 33
Mr. Bates has served as the Company’s Executive Vice President and Chief Investment Officer since September 2014. He served as the Company’s Senior Vice President, Head of Transactions from November 2013 to September 2014 and as Vice President of Investments from December 2011 to November 2013. He served as Vice President of Finance and Investments for Cogdell Spencer, a publicly traded REIT focused on the healthcare space, from January 2007 to December 2011 and, prior to that, in the Real Estate Investment Banking group at Bank of America Securities from February 2005 to December 2006. Mr. Bates received a B.A. from Virginia Tech.

COMPENSATION OF EXECUTIVE OFFICERS
Compensation Discussion and Analysis
This Compensation Discussion and Analysis explains the Company’s compensation objectives, policies and practices with respect to the Company’s President and Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers as of the end of 2015 as determined in accordance with applicable SEC rules, who are collectively referred to as the Company’s “Named Executive Officers.” The Company’s Named Executive Officers are as follows: James R. Heistand, President and Chief Executive Officer; M. Jayson Lipsey, Executive Vice President and Chief Operating Officer; David R. O’Reilly, Executive Vice President and Chief Financial Officer; Jeremy R. Dorsett, Executive Vice President, General Counsel and Secretary; and Scott E. Francis, Executive Vice President and Chief Accounting Officer.
2015 Highlights
In 2015, the Company increased the long-term value of its real estate assets through operations, acquisitions and its capital recycling program, while maintaining a conservative and flexible balance sheet. The Company also continued to focus its compensation program on performance-based and long-term incentive compensation.
2015 and Year-to-Date 2016 Operational Achievements
✓
Completed approximately 2.7 million square feet of leasing in 2015.

✓
Achieved a customer retention rate of 78.3% in 2015.

✓
Achieved 6.3% year-over-year GAAP recurring same-store growth at share for the twelve months ended December 31, 2015.

✓
Increased average in-place rents per square foot at share year-over-year by 12.3% to $32.19.

✓
Continued portfolio transformation with the successful disposition or joint venture of 21 assets for an aggregate gross sale price of  $764 million.

✓
Sold seven assets located in Houston, Texas for an aggregate gross sale price of  $179 million, reducing the Houston portfolio by approximately 1.3 million square feet.

✓
Purchased three assets for an aggregate gross purchase price of  $286 million, gaining additional scale in the Westshore Tampa and Buckhead Atlanta submarkets.

✓
Delivered Hayden Ferry Lakeside III, a strategic development in Tempe, Arizona, at 90.6% pre-leased.

✓
Lowered weighted average GAAP interest rate by 40 basis points year-over-year to 3.5%.

✓
Entered into a Term Loan Agreement for a $200.0 million five-year unsecured term loan, with an accordion feature that, subject to obtaining additional commitments from new or existing lenders, allows for an increase in the amount of term loans thereunder to an aggregate principal amount of up to $400.0 million, and an interest rate of 0.90% to 1.75% for LIBOR loans and 0% to 0.75% for base rate loans.

✓
Entered into an agreement that increased the amount of revolving loan commitments under the Amended, Restated and Consolidated Credit Agreement by $200.0 million, resulting in aggregate revolving loan commitments thereunder of  $450.0 million.

The Company’s Chief Executive Officer and the rest of the executive team drove the Company to reach these milestones. The Compensation Committee believes that, as a direct result of the Company’s leadership, the Company is poised for continued growth and increased success in the coming years that will benefit stockholders.

2015 Compensation Highlights
✓
Continued the Company’s “pay for performance” philosophy by granting incentive compensation designed to encourage and reward individual achievement, such as the annual cash bonus, or directly related to corporate performance, such as the annual non-equity incentive bonus and performance-based LTIP units.

✓
Continued the Company’s philosophy of fostering the long-term commitment of its management by granting equity awards to the Named Executive Officers based on continued service over four years or Company performance and continued service over three years.

✓
Demonstrated significance of the “pay for performance” philosophy by named executive officers not earning in full annual non-equity incentive compensation, which is based upon the Company’s modified earnings before interest, taxes, depreciation and amortization (“modified EBITDA”), because the Company did not achieve the maximum performance goal in 2015.

✓
Recommended the adoption of the 2015 Omnibus Equity Incentive Plan (the “2015 Equity Plan”), which amended and restated the 2013 Omnibus Equity Incentive Plan (the “2013 Equity Plan”) and which was ratified by 85% of stockholders, to permit the Company to continue granting equity and equity-based grants to its Named Executive Officers and other key service providers in order to align with stockholders’ interests.

✓
Maintained strong anti-hedging and anti-pledging policies.

✓
Completed final payment of special discretionary bonuses. The Compensation Committee does not expect to award special discretionary bonuses in the future.

The Company has been and will continue to be committed to rewarding and retaining its key executives while protecting stockholders’ interests. The Company believes that it successfully accomplished these objectives in 2015.
2016 Compensation Developments
In 2016 the Company continued to align executive compensation with stockholders’ interests and promote its “pay for performance” philosophy.
✓
In light of the Company’s recent stock performance, there was no increase in 2016 cash compensation payable to Messrs. Heistand and O’Reilly, the Company’s two most highly compensated executive officers in 2015.

✓
The minimum total return to stockholders (“TRTS”) targets were not achieved for the three-year performance period ending March 1, 2016 and, accordingly, 99,502 performance-based LTIP units and 37,927 performance-based RSUs granted in March 2013 have been forfeited, representing all outstanding performance-based awards granted in March 2013.

Compensation Philosophy
The Compensation Committee seeks to achieve the following goals with the Company’s executive compensation programs:
•
to align the interests of management and stockholders through the use of incentive compensation directly related to corporate performance and through the use of equity-based incentives that result in increased Common Stock ownership by management;

•
to provide sufficient total compensation for executives to attract and retain performance-oriented leaders whose talents and abilities allow the Company to accomplish its strategies;

•
to foster a long-term commitment by management; and

•
to foster a performance-oriented environment.

All of these factors were considered in making equity-based grants in 2015.

The Compensation Committee seeks to foster a performance-oriented environment by tying a significant portion of each executive’s cash and equity compensation to the achievement of performance targets that are important to the Company and its stockholders, which include:
•
for annual cash bonuses, generally, targets for acquisitions and dispositions, capital allocation, balance sheet optimization, targets for occupancy, customer retention and rental rate growth and improvement in processes for operational and financial reporting;

•
for annual non-equity incentive compensation, the amount of the Company’s modified EBITDA compared to the goal set by the Compensation Committee; and

•
for performance-based long-term equity incentive compensation, increase in total stockholder return over a three-year performance period (100% payout for total stockholder return at or greater than 42% over three years, and 50% payout for total stockholder return at 24% over three years, with payouts calculated using linear interpolation for total stockholder return greater than 24% but less than 42% over three years and with total stockholder return of less than 24% resulting in no payout).

The Compensation Committee
The Compensation Committee consists of Messrs. Cannada, Davis and Metz and Ms. Dotter. Mr. Cannada, who has served on the Board of Directors for approximately six years, is the Committee Chairman. Each member of the Compensation Committee qualifies as an independent director under NYSE listing standards. The Compensation Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available in the “Investors” section of the Company’s website (www.pky.com). The Compensation Committee meets as often as necessary to perform its duties and responsibilities. The Compensation Committee held six meetings during the year ended December 31, 2015 and has held six meetings so far during 2016. The Compensation Committee typically meets with senior management and, where appropriate, with outside advisors. The Compensation Committee considers whether or not to engage a consultant to assist with the development of compensation programs and has engaged such consultants from time to time. The Compensation Committee also regularly meets in executive session without management.
The Compensation Committee Process
Compensation of the Chief Executive Officer is determined solely by the Compensation Committee, with the Chief Executive Officer playing a supportive role in the compensation-setting process for other Named Executive Officers. The Compensation Committee meets in executive session each year to evaluate the performance of the Chief Executive Officer, to determine the appropriate bonus payment, if any, based on the goals established for the prior calendar year, and to establish performance goals for the current calendar year. Additionally, the Compensation Committee approves the base salaries, maximum cash bonus awards and maximum non-equity incentive awards for the next calendar year for the Named Executive Officers and considers and approves any grants to them of equity incentive compensation.
In the first quarter of each fiscal year, the Compensation Committee establishes corporate financial performance goals for the Named Executive Officers and individual performance goals for the Chief Executive Officer. The Chief Executive Officer is responsible for establishing the individual performance goals for the other Named Executive Officers. The Compensation Committee engages in an active dialogue with the Chief Executive Officer concerning strategic objectives and performance targets and establishes the appropriateness of the financial measures used in incentive plans.
Compensation Consultant
To ensure the Company has in place a competitive compensation program designed to attract and retain talented executives, the Compensation Committee has engaged FTI Consulting, Inc. (“FTI”) annually since 2012 to perform comprehensive reviews of all elements of the Company’s compensation program and make recommendations with respect to executive compensation. In 2015, FTI provided the Compensation Committee with a survey of current compensation at other comparable REITs, including all components of total compensation, as described below. The Compensation Committee took FTI’s survey into account in determining a targeted compensation level for each of the Named Executive Officers for 2015. The Compensation Committee did not apply a formula or assign FTI’s survey data a relative weight or target a certain percentile to benchmark compensation for the Named Executive Officers. Instead, it made a determination for each individual after considering such results collectively. In making this determination, the Compensation Committee also considered the relative compensation levels among the Company’s Named Executive Officers and the Company’s total general and administrative expenses, as well as additional executive compensation information obtained from the National Association of Real Estate Investment Trusts. The Compensation Committee also considered industry conditions and the overall effectiveness of the Company’s compensation program in achieving desired performance levels.
The Compensation Committee selected FTI as consultants because of their expertise and reputation in the real estate industry. The Company has no affiliation with FTI and the firm provided services solely to the Compensation Committee. FTI does not provide any other services to the Company. The engagement of FTI did not raise any conflicts of interest.
Peer Group and Benchmarking
In making compensation decisions, the Compensation Committee considers executive compensation information from a survey of a peer group established by FTI. The FTI peer group consists of office REITs with market capitalizations between $1.5 billion and $4.3 billion with a median market capitalization of approximately $2.3 billion, and other select REITs that are comparable in size and executive team member composition. This peer group compensation information and data was one factor the Compensation Committee considered in establishing the Company’s executive compensation arrangements in 2015. For 2015, the Company’s peer group was comprised of the following 13 companies:
•
Brandywine Realty Trust

•
Chambers Street Properties

•
Columbia Property Trust, Inc.

•
Corporate Office Properties Trust

•
Cousins Properties Incorporated

•
EastGroup Properties, Inc.

•
Equity Commonwealth

•
Highwoods Properties, Inc.

•
Hudson Pacific Properties, Inc.

•
Mack-Cali Realty Corporation

•
Piedmont Office Realty Trust, Inc.

•
STAG Industrial, Inc.

•
Washington Real Estate Investment Trust

The Company believes the selected peer group represents companies with which the Company competes for talent and business. The Compensation Committee used this peer group to compare the Named Executive Officers’ base salaries, annual bonuses and long-term equity compensation (including time-based awards and performance-based awards) to the applicable officers at the peer group companies, and total return to stockholders based on historical returns (including share price appreciation and dividends) to the total return of the peer group companies. Based on projected total compensation of chief executive officers of the peer group for 2015 provided by FTI, the total compensation of the Company’s Chief Executive Officer, Mr. Heistand, is approximately 29% below the projected compensation of the chief executives at the 50th percentile and approximately 12% below the projected compensation of chief executives at the 25th percentile in the Company’s peer group.

Consideration of Most Recent Say on Pay Vote
At the Annual Meeting of Stockholders held on May 14, 2015, approximately 90% of the shares voted were voted in support of the compensation of the Company’s named executive officers for 2014, as discussed and disclosed in the 2015 proxy statement. The Compensation Committee appreciates and values the views of the Company’s stockholders. In considering the results of this most recent advisory vote on executive compensation, the Compensation Committee concluded that the compensation paid to executive officers and the Company’s overall pay practices have strong stockholder support. The Company’s 2016 compensation program maintains the same compensation structure of 2015.
At the Annual Meeting of Stockholders on May 12, 2011, the stockholders expressed a preference that advisory votes on executive compensation occur every year. Consistent with this preference, the Board of Directors determined to implement an advisory vote on executive compensation every year until the next required vote on the frequency of stockholder votes on the compensation of executives, which will occur no later than the 2017 Annual Meeting of Stockholders.
Elements of Executive Compensation
The key elements of executive compensation are base salary, bonus, annual non-equity incentive compensation and long-term equity incentive compensation. To promote a performance-based culture that links the interests of management and stockholders, the Compensation Committee has developed a compensation program that focuses extensively on variable, performance-based compensation. The Compensation Committee does not employ a formula for determining the relationship among the different elements of compensation but it does recognize that the Company’s executives have a greater ability to influence the Company’s financial performance through their decisions. Accordingly, the percentage of an executive’s total direct compensation that is comprised of long-term equity incentive compensation increases with their level of individual responsibility.
Annual Base Compensation.   The main purpose of annual base compensation is to provide salary levels sufficient to attract and retain executive officers. In determining annual base salaries, the Compensation Committee considers the executive’s qualifications and experience, scope of responsibilities and future potential, the goals established for the executive, the executive’s past performance, competitive salary practices at other public real estate investment trusts, internal pay equity and the overall level of general and administrative expenses of the Company. For 2015, the annual base compensation for each of Messrs. Heistand, Lipsey, O’Reilly, Dorsett and Francis were $750,000, $420,000, $430,000, $375,000 and $310,000, respectively.
Annual Cash Bonus.   Each Named Executive Officer has an opportunity to earn an annual cash bonus, which is designed to encourage and reward individual achievement during the year. For 2015, the target cash bonus that each of the Company’s Named Executive Officers was eligible to receive was based on a percentage of base salary for each officer as follows: Mr. Heistand (75%), Mr. Lipsey (45%), Mr. O’Reilly (45%), Mr. Dorsett (30%) and Mr. Francis (25%). Of the total potential cash bonus for each officer, 100% is awarded at the discretion of the officer’s immediate supervisor or the Compensation Committee, as the case may be, based on the achievement of predetermined individual performance goals that pertain to the officer’s area of responsibility. The individual performance goals vary considerably from one executive to another, as a reflection of their different roles within the Company.
Generally, the goals of the executives involve targets for acquisitions and dispositions within the criteria set by the Company, capital allocation, balance sheet optimization, targets for occupancy, customer retention and rental rate growth and improvement in processes for operational and financial reporting. After the end of each year, each officer’s performance is assessed by the officer’s direct supervisor (or the Compensation Committee in the case of the Chief Executive Officer). Based upon these evaluations, the Chief Executive Officer determines the appropriate bonus to be paid to each Named Executive Officer, other than himself, and makes a report to the Compensation Committee. The Compensation Committee determines the appropriate bonus to be paid to the Chief Executive Officer. For 2015, each Named Executive Officer earned 100% of his or her relevant bonus amount relating to these individual performance goals.

The accomplishments that were considered in determining the achievement of the annual cash bonuses for the Named Executive Officers is summarized above under “— 2015 Highlights — 2015 and Year-to-Date 2016 Operational Achievements.” These accomplishments substantially improved the quality of the Company’s portfolio while strengthening its financial flexibility.
Annual Non-Equity Incentive Compensation.   Each Named Executive Officer has an opportunity to earn annual non-equity incentive compensation, which is based upon the Company’s performance and is intended to align the interests of management with those of the Company’s stockholders. For 2015, the maximum non-equity incentive compensation was based on a percentage of the executive’s base compensation as follows: Mr. Heistand (75%), Mr. Lipsey (45%), Mr. O’Reilly (45%), Mr. Dorsett (30%) and Mr. Francis (25%). The non-equity incentive compensation was based on modified EBITDA compared to the goal set by the Compensation Committee. Modified EBITDA is defined as the Company’s proportionate share of recurring cash net operating income (loss), plus straight-line rent, less recurring general and administrative expenses, plus non-cash compensation expenses, calculated on a same store pool of assets. The Compensation Committee, after an analysis of the Company’s internally prepared estimate of modified EBITDA for 2015, established the modified EBITDA goal for non-equity incentive compensation at $195.1 million for the achievement of threshold performance and $217.5 million for the maximum performance goal for 2015. These goals were determined by the Compensation Committee to be reasonable and challenging targets given the general market conditions for real estate and specifically for office properties. For 2015, modified EBITDA was determined to be $214.9 million and, based on linear interpolation, 88.4% of the target annual non-equity incentive compensation was paid.
Long-Term Equity Incentive Compensation.   The Company’s long-term equity incentive compensation plan is designed to provide the Company’s management team, on a broadly distributed basis, with the potential to earn equity awards.
On February 20, 2015, the Compensation Committee approved the grant of LTIP units and RSUs under the 2015 Equity Plan to each of the Named Executive Officers. The LTIP units are subject to performance-based vesting and will vest based on the attainment of TRTS targets during the performance period running from February 19, 2015 to February 18, 2018, subject to the grantee’s continued service. The RSUs are subject to time-based vesting and will vest in increments of 25% per year on each of the first, second, third and fourth anniversaries of the vesting commencement date (that is, February 19, 2015), subject to the grantee’s continued service. The grants made to the Named Executive Officers are below.
Name	Number of LTIP Units (Performance-Based)	Number of RSUs (Time-Vested)
James R. Heistand	48,997	32,664
M. Jayson Lipsey	23,106	15,404
David R. O’Reilly	24,396	16,263
Jeremy R. Dorsett	19,341	12,893
Scott E. Francis	15,989	10,658
Other Compensation.   Unless otherwise noted, the amounts shown in the Summary Compensation Table under the heading “All Other Compensation” represent the value of Company matching contributions to the Named Executive Officers’ 401(k) Plan accounts and the amount of premium paid for additional disability insurance for executive officers.
Special Discretionary Bonus.   In December 2012, the Compensation Committee approved a special discretionary cash bonus to executive officers in recognition of the Company’s substantial achievements during 2012. These bonuses were paid to executives over four years, subject to the executive officer’s continued employment with the Company. In 2015, the following payments were made to the Named Executive Officers pursuant to this special discretionary bonus: $525,000 to Mr. Heistand, $125,000 to Mr. Lipsey, $250,000 to Mr. O’Reilly and $56,250 for Mr. Dorsett. The 2015 payments were the last payments of this special discretionary bonus and the Compensation Committee does not expect to grant a special discretionary bonus in the future.

Chief Executive Officer Compensation
The Compensation Committee meets at least annually to evaluate the Chief Executive Officer’s performance and to determine his compensation. In considering Mr. Heistand’s compensation, the Compensation Committee considers his principal responsibilities, which are to provide overall vision and strategic direction, to attract and retain highly qualified employees and to develop and maintain strong relationships with the overall investment and financial community.
The Compensation Committee reviewed a summary listing of all of Mr. Heistand’s compensation and perquisites received from the Company. Based upon all relevant factors, the Compensation Committee believes that Mr. Heistand’s total compensation is reasonable relative to the average and median compensation for other chief executive officers within the REIT industry.
Compensation Policies
Internal Pay Equity.   The Compensation Committee believes that internal equity is an important factor to be considered in establishing compensation. The Compensation Committee has not established a policy regarding the ratio of total compensation of the Chief Executive Officer to that of the Company’s other employees, but it does review compensation levels to ensure that appropriate equity exists. The Compensation Committee intends to continue to review internal compensation equity and may adopt a formal policy in the future if it deems such a policy to be appropriate or if and when required by applicable law.
Compensation Deductibility Policy.   Under Section 162(m) of the Code, the Company may not receive a federal income tax deduction for compensation paid to the Chief Executive Officer or any of the three other most highly compensated executive officers, excluding the Chief Financial Officer, to the extent that any of the persons receive more than $1,000,000 in non-performance-based compensation in any one year. To maintain flexibility in compensating officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible on the Company’s federal income tax returns. Instead, although the Compensation Committee will be mindful of the limits imposed by Section 162(m), even if it is determined that Section 162(m) applies or may apply to certain compensation packages, the Compensation Committee nevertheless reserves the right to structure compensation packages and awards in a manner that may exceed the limitation on deduction imposed by Section 162(m).
Timing of Grants.   Stock awards to the Company’s officers are typically granted annually in conjunction with the review of the individual performance of each officer. This review takes place at a regularly scheduled meeting of the Compensation Committee. Additionally, stock awards are granted to each non-employee director, excluding the TPG Nominated Directors, on the date of the Company’s annual meeting of stockholders.
Stock Ownership Guidelines.   The Board of Directors believes that it is important for directors and officers to acquire a substantial ownership position in the Company to underscore the level of commitment the management team has to the future success of the business and to align their economic interests with that of the stockholders. The Company’s amended Non-Employee Director’s Stock Ownership and Stock Retention Policy requires each non-employee director who has served for at least five years to own shares of Common Stock with a market value of a minimum of three times the annual retainer fee. The Non-Employee Director’s Stock Ownership and Stock Retention Policy does not apply to the TPG Nominated Directors. In addition, pursuant to the Company’s Officer Stock Ownership Guidelines, the Company expects that within five years of election or appointment to a position as an officer of the Company, such officer will owns shares of Common Stock equal to the amounts set forth below.
Position	Share Ownership at a Multiple of Base Salary
Chief Executive Officer/President	5	times
Other Executive and Senior Vice Presidents	3	times
Vice Presidents	1	time

Hedging Company Securities.   The Company has adopted a policy that prohibits each director and employee, including executive officers, from engaging in short sales of the Company’s securities. In addition, the policy also prohibits the Company’s directors and employees from engaging in any hedging or monetization transactions involving the Company’s securities or from purchasing or selling any put or call option contract or similar instrument with respect to the Company’s securities.
Pledging Company Securities.   The Company has adopted a policy, effective June 2014, that prohibits each director and employee from engaging in any new transactions that place Company securities in a margin account or from otherwise pledging Company securities to secure margin or other loans.
2016 Compensation Program
On December 19, 2015, the Compensation Committee approved 2016 annual base salaries and maximum non-equity incentive compensation for the Company’s Named Executive Officers. The maximum cash bonus that each of these Named Executive Officers is eligible to receive with respect to 2016 is calculated as a percentage of base salary for each officer as follows: Mr. Heistand (75%), Mr. Lipsey (45%), Mr. O’Reilly (45%), Mr. Dorsett (30%) and Mr. Francis (30%). Of the total potential cash bonus for each officer, 100% will be awarded at the discretion of the officer’s immediate supervisor or the Compensation Committee, as the case may be, based on the achievement of predetermined individual performance goals that pertain to the officer’s area of responsibility.
The Compensation Committee has also approved annual non-equity incentive compensation that each of these Named Executive Officers is eligible to receive upon achievement of formulated targets for modified EBITDA. The maximum non-equity incentive that each of these Named Executive Officers is eligible to receive with respect to 2016 is calculated as a percentage of base salary for each officer as follows: Mr. Heistand (75%), Mr. Lipsey (45%), Mr. O’Reilly (45%), Mr. Dorsett (30%) and Mr. Francis (30%).
The following table lists the 2016 salary for the Named Executive Officers, as well as the maximum possible payout under cash bonus awards and non-equity incentive plan compensation that such officer is eligible to receive with respect to 2016 if the individual and Company performance goals are met or exceeded:
Name	2016 Salary	Maximum Possible Payout Under Cash Bonus Awards	Maximum Payout Under Non-Equity Incentive Award
James R. Heistand	$750,000	$562,500	$562,500
M. Jayson Lipsey	$450,000	$202,500	$202,500
David R. O’Reilly	$430,000	$193,500	$193,500
Jeremy R. Dorsett	$400,000	$120,000	$120,000
Scott E. Francis	$350,000	$105,000	$105,000
In addition, on February 18, 2016 the Compensation Committee approved the following grants of LTIP units and RSUs for the executive officers.
Name	Number of LTIP Units (Performance-Based)(1)	Number of RSUs (Time-Vested)(2)
James R. Heistand	68,400	45,600
M. Jayson Lipsey	35,640	23,760
David R. O’Reilly	24,000	16,000
Jeremy R. Dorsett	28,800	19,200
Scott E. Francis	26,040	17,360

(1)
Represents performance-based LTIP units that will vest based on the attainment of TRTS targets during the performance period running from February 18, 2016 to February 17, 2019, subject to the executive’s continued employment with the Company. Subject to the satisfaction of the vesting requirements and certain restrictions set forth in the limited partnership agreement of the Operating

Partnership, each LTIP unit may be converted, at the election of the executive or the Company, into a unit of limited partnership interest in the Operating Partnership (“OP unit”). Each OP unit acquired upon conversion of an LTIP unit may be redeemed, at the election of the executive, for cash equal to the then fair market value of a share of Common Stock, except that the Company may, at its election, acquire each OP unit so presented for redemption for one share of Common Stock.
(2)
Represents time-based RSU awards that will vest 25% on each of the first, second, third and fourth anniversaries of the grant date, subject to the executive’s continued employment with the Company.

The Compensation Committee does not expect to approve any additional equity grants to the Named Executive Officers in 2016.
In March 2013, the Compensation Committee granted performance-based LTIP units and RSUs to each of the named executive officers, which had a performance period running through March 2016. The TRTS targets were not obtained for the performance period and, accordingly, 99,502 performance-based LTIP units and 37,927 performance-based RSUs have been forfeited, representing all outstanding performance-based awards granted in March 2013.
Committee Report
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
THE COMPENSATION COMMITTEE
CHARLES T. CANNADA, CHAIR
KELVIN L. DAVIS
LAURIE L. DOTTER
ADAM S. METZ

Summary Compensation Table
The following table summarizes for the years ended December 31, 2015, 2014 and 2013, the amount of compensation paid by the Company to the Named Executive Officers.
Name and Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
James R. Heistand President and Chief Executive Officer	2015	$750,000	$525,000	$945,467	$—	$1,059,750	$9,900	$3,290,117
	2014	$700,000	$525,000	$919,173	$—	$1,050,000	$8,712	$3,202,885
	2013	$600,000	$525,000	$3,707,560	$3,961,500	$840,000	$11,938	$9,645,998
M. Jayson Lipsey Executive Vice President and Chief Operating Officer	2015	$420,000	$125,000	$445,869	$—	$356,076	$9,889	$1,325,334
	2014	$375,000	$125,000	$373,200	$—	$281,250	$8,871	$1,356,834
	2013	$325,900	$125,000	$1,229,519	$938,250	$195,000	$9,207	$2,822,876
David R. O’Reilly Executive Vice President and Chief Financial Officer	2015	$430,000	$250,000	$470,744	$—	$364,554	$9,986	$1,525,283
	2014	$400,000	$250,000	$456,121	$—	$360,000	$8,968	$1,475,089
	2013	$375,000	$250,000	$2,320,804	$1,876,500	$300,000	$9,346	$5,131,304
Jeremy R. Dorsett Executive Vice President, General Counsel and Secretary	2015	$375,000	$56,250	$373,199	$—	$211,950	$9,970	$1,026,369
	2014	$350,000	$56,250	$348,320	$—	$210,000	$8,952	$973,522
	2013	$325,000	$56,250	$738,169	$417,000	$162,500	$9,330	$1,708,249
Scott E. Francis Executive Vice President and Chief Accounting Officer(5)	2015	$310,000	$—	$308,511	$—	$146,010	$10,015	$774,536

(1)
Bonus represents the special discretionary bonus approved by the Compensation Committee on December 19, 2012 and payable 25% in 2012, 2013, 2014 and 2015.

(2)
Represents the grant date fair value of the stock award, RSU award, LTIP unit award or option award, as applicable, determined in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the SEC.

(3)
Non-Equity Incentive Plan Compensation includes (i) the annual bonus that is based on a percentage of the executive’s base compensation and is paid in cash and upon the individual’s achievement of certain individual performance goals specific to that executive’s area of responsibility and (ii) the annual non-equity incentive compensation that is based on a percentage of the executive’s base compensation and is paid in cash based upon the Company’s achievement of the modified EBITDA performance goal set by the Compensation Committee.

(4)
For each Named Executive Officer, the amount shown in this column represents the Company’s contribution to its 401(k) Plan for the Named Executive Officer’s benefit and the amount of premium paid for additional disability insurance for executive officers. The value of certain perquisites and other personal benefits, including single health insurance, long-term disability, long-term care insurance, group term life insurance, certain wellness plan benefits and parking, are not shown in the table because these benefits do not discriminate in scope, terms or operation in favor of the Company’s executive officers. The value of the Company’s contribution to its 401(k) Plan for each of the Named Executive Officers in 2015 was $9,000, except for Mr. Heistand, which was $8,716.

(5)
Mr. Francis became a Named Executive Officer beginning with the fiscal year ended December 31, 2015.

2015 Grants of Plan-Based Awards
The following table provides additional information with respect to stock awards granted to the Named Executive Officers during 2015. The categories of awards set forth below are each described above under the heading “Compensation of Executive Officers — Compensation Discussion & Analysis — Elements of Executive Compensation.”
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards (# of shares)		All Other Stock Awards (# of shares)	All Other Option Awards (# of shares)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards(1)
Name	Grant Date	Target	Threshold	Maximum
James R. Heistand
Annual Non-Equity Incentive(2)	December 16, 2014	$562,500	—	—	—	—	$—	$—
Annual Cash Incentive(3)	December 16, 2014	562,500	—	—	—	—	—	—
Time-Based Award(4)	February 20, 2015	—	—	—	32,664	—	—	581,419
Performance-Based Award(5)	February 20, 2015	—	24,499	48,997	—	—	—	364,048
M. Jayson Lipsey
Annual Non-Equity Incentive(2)	December 16, 2014	$189,000	—	—	—	—	$—	$—
Annual Cash Incentive(3)	December 16, 2014	189,000	—	—	—	—	—	—
Time-Based Award(4)	February 20, 2015	—	—	—	15,404	—	—	274,191
Performance-Based Award(5)	February 20, 2015	—	11,553	23,106	—	—	—	171,678
David R. O’Reilly
Annual Non-Equity Incentive(2)	December 16, 2014	$193,500	—	—	—	—	$—	$—
Annual Cash Incentive(3)	December 16, 2014	193,500	—	—	—	—	—	—
Time-Based Award(4)	February 20, 2015	—	—	—	16,263	—	—	289,481
Performance-Based Award(5)	February 20, 2015	—	12,198	24,396	—	—	—	181,262
Jeremy R. Dorsett
Annual Non-Equity Incentive(2)	December 16, 2014	$112,500	—	—	—	—	$—	$—
Annual Cash Incentive(3)	December 16, 2014	112,500	—	—	—	—	—	—
Time-Based Award(4)	February 20, 2015	—	—	—	12,893	—	—	229,495
Performance-Based Award(5)	February 20, 2015	—	9,671	19,341	—	—	—	143,704
Scott E. Francis
Annual Non-Equity Incentive(2)	December 16, 2014	$77,500	—	—	—	—	$—	$—
Annual Cash Incentive(3)	December 16, 2014	77,500	—	—	—	—	—	—
Time-Based Award(4)	February 20, 2015	—	—	—	10,658	—	—	189,712
Performance-Based Award(5)	February 20, 2015	—	7,995	15,989	—	—	—	118,798

(1)
Represents the grant date fair value of the award determined in accordance with FASB ASC 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the SEC.

(2)
Represents the target payout under the Company’s annual non-equity incentive plan set by the Compensation Committee on December 16, 2014 and discussed above. This annual non-equity incentive plan payment is earned based upon achievement of the modified EBITDA goal for 2015, which was set by the Compensation Committee. The actual amount earned by each Named Executive Officer in 2015 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(3)
Represents the target payout of an annual cash bonus as set by the Compensation Committee on December 16, 2014 and discussed above. The annual bonus was earned upon achievement of certain individual performance goals specific to that officer’s area of responsibility, which was set by the Compensation Committee. The actual amount earned by each Named Executive Officer in 2015 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(4)
Represents the time-based RSU awards that will vest 25% on each of the first, second, third and fourth anniversaries of the grant date, subject to the executive’s continued employment with the Company.

(5)
Represents the performance-based LTIP unit awards granted on February 20, 2015 that will vest based on the attainment of TRTS targets during the performance period running from February 19, 2015 to February 18, 2018, subject to the executive’s continued employment with the Company. Subject to the satisfaction of the vesting requirements and certain restrictions set forth in the limited partnership agreement of Parkway Properties LP, each LTIP unit may be converted, at the election of the executive or the Company, into an OP unit. Each OP unit acquired upon conversion of an LTIP unit may be redeemed, at the election of the executive, for cash equal to the then fair market value of a share of Common Stock, except that the Company may, at its election, acquire each OP unit so presented for redemption for one share of Common Stock.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
On July 8, 2013, the Company entered into an employment agreement with Mr. James R. Heistand. On October 25, 2013, the Company entered into employment agreements with three other executive officers: Messrs. M. Jayson Lipsey, David R. O’Reilly and Jeremy R. Dorsett. On December 22, 2014, the Company entered into an employment agreement with Mr. Scott E. Francis. Each of the employment agreements were further amended as of June 15, 2015. The employment agreements replaced certain Change in Control Agreements the Company previously entered into with certain of the executive officers.
Employment Agreement of James R. Heistand
The employment agreement with Mr. Heistand has a three-year term, which is subject to extension for up to an additional three years if the parties mutually agree on or before the third anniversary of the effective date of the employment agreement. In general, either party may terminate the employment during the term of the employment agreement by providing at least 60 days’ advance written notice.
The employment agreement provides for a base salary of  $600,000 per year, subject to annual review, which has been increased to $750,000 as of 2015. Pursuant to the employment agreement, Mr. Heistand is eligible to earn an annual target cash bonus under the Company’s discretionary annual incentive plan equal to 140% (or such increased percentage as determined by the Compensation Committee) of his base salary, subject to the achievement of annual performance goals, as determined by the Board of Directors or the Compensation Committee. For 2016, Mr. Heistand is eligible to earn a maximum cash bonus equal to 75% of his base salary based on the achievement of individual performance goals and an additional 75% of his base salary based on the achievement of formulated targets for modified EBITDA. Mr. Heistand is also eligible to receive an annual grant of RSUs and LTIP units, subject to approval of the Board of Directors or the Compensation Committee. Also, pursuant to an amendment to Mr. Heistand’s employment agreement entered into on June 15, 2015, the Board of Directors or the Compensation Committee shall annually review his target annual bonus opportunity and may, in its discretion, increase his target bonus opportunity.
In addition to the base salary, bonus amounts and equity and equity-based awards described above, Mr. Heistand is entitled to additional benefits, including participation in all employee benefit plans and programs available generally to other executives of the Company, no fewer than 25 days per full year of vacation and reimbursement of reasonable business and entertainment expenses.
The employment agreement also sets forth the executive’s rights to severance upon termination of employment. As a condition to Mr. Heistand’s receipt of the severance payments and benefits described below, the executive will be required to execute a general release and waiver in the Company’s favor and to comply with restrictive covenants in the Company’s favor. For a description of these payments and benefits, see “— Potential Payments Upon a Termination or Change in Control.”
The employment agreement also includes certain restrictive covenants in the Company’s favor. The covenants include non-competition and non-solicitation covenants during Mr. Heistand’s employment and for a specified period of time after employment, and confidentiality and non-disparagement obligations during and following his employment. The Company may recover incentive and other compensation paid to

Mr. Heistand, as and to the extent required by the Company’s “clawback” policy, as may be in effect from time to time, and applicable law.
Employment Agreements of Messrs. Lipsey, O’Reilly, Dorsett and Francis
The employment agreements with each of Messrs. Lipsey, O’Reilly, Dorsett and Francis have a three-year term, which is subject to automatic renewal for additional one-year periods unless either party provides the other with 90 days’ notice of such party’s intent not to renew the employment agreement; except that upon a change in control (as defined in the employment agreement), the employment agreement will automatically extend until the later of  (i) the second anniversary of the change in control, and (ii) the date on which the term of the employment agreement would otherwise have ended. In general, either party may terminate the executive’s employment during the term of the applicable employment agreement by providing at least 60 days’ advance written notice.
The employment agreements with each of Messrs. Lipsey, O’Reilly, Dorsett and Francis provide for a base salary of  $325,000, $375,000, $325,000 and $310,000 per year, respectively, subject to annual review. The base salaries for 2016 are $450,000, $430,000, $400,000 and $350,000, respectively. Each of these executives was also eligible to earn an annual target cash bonus under the Company’s discretionary annual incentive plan equal to 60%, 80%, 50% and 50% (or such increased percentages as determined by the Compensation Committee), respectively, of his base salary subject to achievement of annual performance goals, as determined by the Company’s Chief Executive Officer and the Board of Directors or the Compensation Committee. For 2016, Messrs. Lipsey, O’Reilly, Dorsett and Francis are each eligible to earn a maximum cash bonus equal to 45%, 45%, 30% and 30%, respectively, of his base salary based on the achievement of individual performance goals and an additional 45%, 45%, 30% and 30%, respectively, of his base salary based on the achievement of formulated targets for modified EBITDA. Each executive officer is also eligible to receive an annual equity grant, subject to approval of the Board of Directors or the Compensation Committee. Also, pursuant to amendments to the employment agreements of each of Messrs. Lipsey, O’Reilly, Dorsett and Francis entered into on June 15, 2015, the Board of Directors or the Compensation Committee shall annually review each executive’s target annual bonus opportunity and may, in its discretion, increase the executive’s target bonus opportunity.
In addition to the base salary, bonus amounts and equity and equity-based awards described above, each executive will be entitled to additional benefits, including participation in all employee benefit plans and programs available generally to other executives of the Company, reimbursement of reasonable business expenses, and vacation days to be provided in accordance with Company policy.
The employment agreements also set forth the executives’ rights to severance upon termination of employment. As a condition to each executive’s receipt of the severance payments and benefits described below, the executive will be required to execute a general release and waiver in the Company’s favor and to comply with restrictive covenants in the Company’s favor. For a description of these payments and benefits, see “— Potential Payments Upon Termination or a Change in Control.”
The employment agreements also include certain restrictive covenants in the Company’s favor. The covenants include non-competition and non-solicitation covenants during the executive’s employment and for a specified period of time after employment, and confidentiality and non-disparagement obligations during and following his employment. The Company may recover incentive and other compensation paid to the executives, as and to the extent required by the Company’s “clawback” policy, as may be in effect from time to time, and applicable law.

Outstanding Equity Awards at 2015 Fiscal Year-End
	Option Awards				Stock and LTIP Unit Awards
Name	Number of Shares Underlying Unexercised Options (Unexercisable)(1)	Number of Shares Underlying Unexercised Options (Exercisable)	Option Exercise Price	Option Expiration Date	Number of Shares that Have Not Vested (#)	Market Value of Shares that Have Not Vested(2)	Equity Incentive Plan Awards; Number of Unearned Shares or Units that Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units that Have Not Vested(2)
James R. Heistand
February 20, 2015	—	—	—	—	—	—	24,499(3)	$382,919
February 20, 2015	—	—	—	—	32,664(4)	$510,538	—	—
March 17, 2014	—	—	—	—	—	—	22,167(5)	$346,470
March 17, 2014	—	—	—	—	22,167(4)	$346,470	—	—
July 8, 2013	—	—	—	—	—	—	50,000(6)	$781,500
July 8, 2013	—	—	—	—	33,333(7)	$520,995	—	—
May 16, 2013	475,000	237,500	$17.21	March 2, 2023	—	—	—	—
May 16, 2013	—	—	—	—	—	—	22,800(8)	$356,364
May 16, 2013	—	—	—	—	15,200(9)	$237,576	—	—
June 11, 2011	—	—	—	—	1,955(10)	$30,557	—	—
M. Jayson Lipsey
February 20, 2015	—	—	—	—	—	—	11,553(3)	$180,573
February 20, 2015	—	—	—	—	15,404(4)	$240,765	—	—
March 17, 2014	—	—	—	—	—	—	9,000(5)	$140,670
March 17, 2014	—	—	—	—	9,000(4)	$140,670	—	—
October 25, 2013	—	—	—	—	15,722(7)	$245,735	—	—
May 16, 2013	112,500	56,250	$17.21	March 2, 2023	—	—	—	—
May 16, 2013	—	—	—	—	—	—	7,475(8)	$116,850
May 16, 2013	—	—	—	—	4,983(9)	$77,884	—	—
February 14, 2012	—	—	—	—	675(10)	$10,550	—	—
David R. O’Reilly
February 20, 2015	—	—	—	—	—	—	12,198(3)	$190,655
February 20, 2015	—	—	—	—	16,263(4)	$254,191	—	—
March 17, 2014	—	—	—	—	—	—	11,000(5)	$171,930
March 17, 2014	—	—	—	—	11,000(4)	$171,930	—	—
October 25, 2013	—	—	—	—	31,445(7)	$491,485	—	—
May 16, 2013	225,000	112,500	$17.21	March 2, 2023	—	—	—	—
May 16, 2013	—	—	—	—	—	—	12,000(8)	$187,560
May 16, 2013	—	—	—	—	8,000(9)	$125,040	—	—
February 14, 2012	—	—	—	—	675(10)	$10,550	—	—
Jeremy R. Dorsett
February 20, 2015	—	—	—	—	—	—	9,671(3)	$151,158
February 20, 2015	—	—	—	—	12,893(4)	$201,518	—	—
March 17, 2014	—	—	—	—	—	—	8,400(5)	$131,292
March 17, 2014	—	—	—	—	8,400(4)	$131,292	—	—
October 25, 2013	—	—	—	—	6,936(7)	$108,410	—	—
May 16, 2013	50,000	25,000	$17.21	March 2, 2023	—	—	—	—
May 16, 2013	—	—	—	—	—	—	7,475(8)	$116,850
May 16, 2013	—	—	—	—	4,983(9)	$77,884	—	—
Scott E. Francis
February 20, 2015	—	—	—	—	—	—	7,995(3)	$124,962
February 20, 2015	—	—	—	—	10,658(4)	$166,585	—	—
March 17, 2014	—	—	—	—	—	—	4,500(5)	$70,335
March 17, 2014	—	—	—	—	4,500(4)	$70,335	—	—
May 16, 2013	—	—	—	—	—	—	3,000(8)	$46,890
May 16, 2013	—				2,000(9)	$31,260	—	—

(1)
These options vest 25% on each of the first, second, third and fourth anniversaries of the approval date by the Compensation Committee, March 2, 2013, subject to the executive’s continued employment with the Company.

(2)
Determined based on the closing price of the Company’s Common Stock ($15.63) on December 31, 2015.

(3)
These performance-based LTIP unit awards vest based on the attainment of TRTS targets during the performance period running from February 19, 2015 to February 18, 2018, subject to the executive’s continued employment with the Company. The number of shares reported in the table represents the achievement of threshold performance goals. Subject to the satisfaction of the vesting requirements and certain restrictions set forth in the limited partnership agreement of Parkway Properties LP, each LTIP unit may be converted, at the election of the executive or the Company, into an OP unit. Each OP unit acquired upon conversion of an LTIP unit may be redeemed, at the election of the executive, for cash equal to the then fair market value of a share of Common Stock, except that the Company may, at its election, acquire each OP unit so presented for redemption for one share of Common Stock.

(4)
These time-based RSU awards vest 25% on each of the first, second, third and fourth anniversaries of the grant date, subject to the executive’s continued employment with the Company.

(5)
These performance-based LTIP unit awards vest based on the attainment of TRTS targets during the performance period running from March 17, 2014 to March 16, 2017, subject to the executive’s continued employment with the Company. The number of shares reported in the table represents the achievement of threshold performance goals. Subject to the satisfaction of the vesting requirements and certain restrictions set forth in the limited partnership agreement of Parkway Properties LP, each LTIP unit may be converted, at the election of the executive or the Company, into an OP unit. Each OP unit acquired upon conversion of an LTIP unit may be redeemed, at the election of the executive, for cash equal to the then fair market value of a share of Common Stock, except that the Company may, at its election, acquire each OP unit so presented for redemption for one share of Common Stock.

(6)
These performance-based LTIP unit awards vest based on the attainment of TRTS targets during the performance period running from July 8, 2013 to July 7, 2016, subject to the executive’s continued employment with the Company. The number of shares reported in the table represents the achievement of threshold performance goals. Subject to the satisfaction of the vesting requirements and certain restrictions set forth in the limited partnership agreement of Parkway Properties LP, each LTIP unit may be converted, at the election of the executive or the Company, into an OP unit. Each OP unit acquired upon conversion of an LTIP unit may be redeemed, at the election of the executive, for cash equal to the then fair market value of a share of Common Stock, except that the Company may, at its election, acquire each OP unit so presented for redemption for one share of Common Stock.

(7)
These time-based RSU awards vest on each of the first, second and third anniversaries of the grant date, subject to the executive’s continued employment with the Company.

(8)
These performance-based LTIP units will vest based on the attainment of TRTS targets during the performance period running from March 2, 2013 to March 1, 2016, subject to the executive’s continued employment with the Company. The number of shares reported in the table represents the achievement of threshold performance goals. Subject to the satisfaction of the vesting requirements and certain restrictions set forth in the limited partnership agreement of Parkway Properties LP, each LTIP unit may be converted, at the election of the executive or the Company, into an OP unit. Each OP unit acquired upon conversion of an LTIP unit may be redeemed, at the election of the executive, for cash equal to the then fair market value of a share of Common Stock, except that the Company may, at its election, acquire each OP unit so presented for redemption for one share of Common Stock.

(9)
These time-based RSU awards vest 25% on each of the first, second, third and fourth anniversaries of the approval date by the Compensation Committee, March 2, 2013, subject to the executive’s continued employment with the Company.

(10)
These time-based restricted stock awards granted pursuant to the Company’s 2011 Employee Inducement Award Plan (the “2011 Plan”) vest 25% on each of January 14, 2013, 2014, 2015 and 2016, subject to the executive’s continued employment with the Company.

2015 Stock Vested
The following table provides information regarding restricted stock and RSU awards that vested during 2015 for each of the Named Executive Officers. No options were exercised during 2015.
Name	Number of Shares Acquired Upon Vesting (#)	Value Realized on Vesting(1)
James R. Heistand	3,096(2)	$56,440
	7,600(3)	$133,456
	33,333(4)	$613,327
	7,388(5)	$126,704
M. Jayson Lipsey	240(6)	$4,375
	675(7)	$12,305
	2,492(3)	$43,760
	15,722(8)	$268,689
	3,000(5)	$51,450
David R. O’Reilly	675(7)	$12,305
	4,000(3)	$70,240
	31,445(8)	$537,395
	3,666(5)	$62,872
Jeremy R. Dorsett	2,492(3)	$43,760
	6,935(8)	$118,519
	2,800(5)	$48,020
Scott Francis	1,000(3)	$17,560
	1,500(5)	$25,725

(1)
The value realized upon vesting is determined based on the closing price of the Company’s Common Stock on the date of vesting and does not include dividends that were accrued and paid upon vesting.

(2)
On June 1, 2011, in connection with the closing of the combination with Eola, the Compensation Committee granted long-term equity awards under the 2011 Plan to officers that joined the Company as a result of the Eola transaction. These awards included two separate grants: (i) 4,563 shares to Mr. Heistand that vest 25% on each of January 14, 2012, 2013, 2014 and 2015, subject to the executive’s continued employment with the Company, and (ii) 7,821 shares to Mr. Heistand that vest on each of January 14, 2013, 2014, 2015 and 2016, subject to the executive’s continued employment with the Company. The dividends on these time-based shares accrue from the date of grant at the same rate as on all other shares of the Company’s stock and will be paid upon vesting of the underlying shares.

(3)
On March 2, 2013, the Compensation Committee approved, subject to stockholder approval of the 2013 Equity Plan, time-based RSU awards to the Company’s executive officers that vest 25% on each of the first, second, third and fourth anniversaries of the approval date by the Compensation Committee, subject to the executive’s continued employment with the Company.

(4)
On July 8, 2013, the Compensation Committee granted time-based RSU awards under the 2013 Equity Plan to Mr. Heistand that vest on each of the first, second and third anniversaries of the grant date, subject to the executive’s continued employment with the Company.

(5)
On March 17, 2014, the Compensation Committee granted time-based RSU awards under the 2013 Equity Plan that vest 25% on each of the first, second, third and fourth anniversaries of the grant date, subject to the executive’s continued employment with the Company.

(6)
On January 14, 2011, the Compensation Committee granted time-based restricted stock under the 2010 Plan to the Company’s executive are officers as part of the Company’s three year operating plan that began July 1, 2010. The dividends on these time-based shares accrue from the date of grant at the same rate as on all other shares of the Company’s stock and will be paid upon vesting of the underlying shares. These grants will vest 25% on each of January 14, 2012, 2013, 2014 and 2015, subject to the executive’s continued employment with the Company.
(7)
On February 14, 2012, the Compensation Committee granted time-based restricted stock under the Company’s 2010 Omnibus Equity Incentive Plan (the “2010 Plan”) to the Company’s executive officers as part of the Company’s three year operating plan that began July 1, 2010. The dividends on these time-based shares accrue from the date of grant at the same rate as on all other shares of the Company’s stock and will be paid upon vesting of the underlying shares. These grants will vest 25% on each of January 14, 2013, 2014, 2015 and 2016, subject to the executive’s continued employment with the Company.

(8)
On October 23, 2013, the Compensation Committee granted time-based RSU awards under the 2013 Equity Plan that vest on each of the first, second and third anniversaries of the grant date, subject to the executive’s continued employment with the Company.

Equity Compensation Plan Information
The following table sets forth the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2015:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by holders(1)	2,343,963(2)	$17.21(3)	2,584,978(4)
Equity compensation plans not approved by security holders(5)	—	$—	—
Total	2,343,963(2)(5)	$17.21(3)	2,584,978(4)(5)

(1)
The 2015 Equity Plan, which amends, restates and supersedes the 2013 Equity Plan, was approved by the Company’s stockholders on May 14, 2015.

(2)
This amount consists of options to purchase 1,293,750 shares of Common Stock, 602,275 RSUs, and 447,938 shares of Common Stock that may be issued upon conversion of OP units that may be received. This amount excludes an aggregate of 87,528 shares of common stock issued to certain non-employee directors in connection with their service on the Board of Directors.

(3)
The weighted-average exercise price takes into account only the outstanding options to purchase shares of Common Stock. The remaining term of the options is approximately 7.2 years.

(4)
No securities are available for issuance under the 2010 Plan. This amount reflects the issuance of 2,760 shares of Common Stock issued to certain officers of the Company pursuant to the 2010 Plan.

(5)
The Board of Directors approved the 2011 Plan on May 12, 2011 in connection with the Company’s combination with Eola. No future awards will be made under the 2011 Plan. This amount excludes 2,429 shares of restricted stock issued to certain officers of the Company pursuant to the 2011 Plan.

Potential Payments Upon Termination or a Change in Control
The following summarizes the payments that the Company may be required to pay to the Named Executive Officers in connection with a termination of employment or a change in control.
Employment Agreements
As described above, the Company previously entered into employment agreements with certain of its current executive officers. Regardless of the reason for termination of employment, pursuant to the Employment Agreements, each Named Executive Officer is entitled to receive any earned but unpaid base salary accrued through the date of termination and any earned but unpaid vacation pay.

Employment Agreement of James R. Heistand
If Mr. Heistand’s employment is terminated by the Company without “cause” (which includes the Company’s election not to renew or extend the Employment Agreement where Mr. Heistand is willing to extend the term), or by Mr. Heistand for “good reason,” in either case other than within the 90 days prior to or the two-year period following a change in control (as defined in the Employment Agreement), Mr. Heistand is entitled to (i) any earned but unpaid annual bonus for the preceding fiscal year on the date the amount would otherwise have been paid; (ii) an amount equal to the sum of  (A) 18 months’ of his then-current base salary, plus (B) one and one-half times his then-current target bonus, payable in equal installments over a 12-month period; (iii) an additional 18 months’ time-based vesting credit on any outstanding equity or equity-based awards; (iv) continued coverage for him and his eligible dependents under the Company’s group health plans for up to 18 months following his termination of employment and the premiums for such coverage will be no greater than those charged by the Company generally to its active executive employees; and (v) payments with respect to any declared cash bonus that would otherwise have been paid within 18 months following the date of his termination of employment, to be paid following his termination.
Mr. Heistand’s employment agreement also provides that all of Mr. Heistand’s outstanding equity or equity-based awards that are subject to time-based vesting will immediately vest and be paid in full upon a change in control (as defined in the 2015 Equity Plan), except that if accelerated payment is not permitted under Section 409A of the Code, the awards will be paid on the original payment schedule. With respect to Mr. Heistand’s awards of LTIP units granted on May 16, 2013 and in connection with entering into the employment agreement, which are subject to performance-based vesting based on the Company’s achievement of specified TRTS targets, upon a change in control (as defined in the 2015 Equity Plan), all or a portion of the award will vest based upon the Company’s performance through the date of the change in control and any portion of the award that does not vest will be forfeited.
“Cause” means in general: (i) Mr. Heistand’s continued failure to perform the material responsibilities and duties under the Employment Agreement; (ii) willful or reckless conduct by Mr. Heistand that is done or omitted to be done not in good faith and is materially injurious to the Company; (iii) Mr. Heistand’s conviction of, or pleading of guilty or nolo contendere to, a felony; (iv) Mr. Heistand’s commission or omission of any act that is materially detrimental to the best interests of the Company and that constitutes common law fraud or violation of applicable law; or (v) Mr. Heistand’s breach of any material provision of the Employment Agreement, including the restrictive covenants.
“Good reason” means in general: (i) the Company’s failure to pay material compensation when due and payable; (ii) a material diminution in Mr. Heistand’s position, duties or responsibilities; (iii) the Company’s material breach of any other material provision of the Employment Agreement; or (iv) a change in Mr. Heistand’s principal place of employment to a location more than 50 miles from such principal place of employment as of the effective date of the Employment Agreement.
If Mr. Heistand’s employment is terminated by the Company without cause, by Mr. Heistand for good reason or as a result of Mr. Heistand’s death or disability (as defined in the Employment Agreement), in each case within the 90 days prior to or the two-year period following a change in control, Mr. Heistand is entitled to (i) an amount equal to 2.9 times the sum of his then-current base salary plus his then-current target bonus, payable in a lump sum following his termination of employment if the change in control constitutes a change in the ownership or effective control or the Company or a change in the ownership of a substantial portion of the Company’s assets within the meaning of Section 409A of the Code or in equal installments over a 12-month period if it does not; (ii) the remainder of any declared cash bonus that would otherwise have been paid had his employment not terminated, to be paid following his termination; and (iii) continued coverage for him and his eligible dependents under the Company’s group health plans for up to 18 months following his termination of employment and the premiums for such coverage will be no greater than those charged by the Company generally to its active executive employees.
The Employment Agreement includes a Section 280G “better of” provision, meaning, if any of the payments or benefits provided to Mr. Heistand under the Employment Agreement or otherwise would constitute parachute payments within the meaning of Section 280G of the Code and be subject to the excise tax imposed under Section 4999 of the Code, the payments or benefits will be reduced by the amount required to avoid the excise tax if such a reduction would give Mr. Heistand a better after-tax result than if he received the full payments and benefits.
Employment Agreements of Messrs. Lipsey, O’Reilly, Dorsett and Francis
If the executive’s employment is terminated by the Company without “cause” or by the executive for “good reason,” in either case other than within the 90 days prior to or the two-year period following a change in control (as defined in the Employment Agreement), the executive is entitled to (i) any earned but unpaid annual bonus for the preceding fiscal year on the date the amount would otherwise have been paid; (ii) an amount equal to 12 months’ of his then-current base salary payable in 12 equal monthly installments; (iii) an additional 12 months’ time-based vesting credit on any outstanding equity or equity-based awards; (iv) continued coverage for him and his eligible dependents under the Company’s group health plans for up to 12 months following his termination of employment; and (v) except with respect to Mr. Francis, payments with respect to any declared cash bonus that would otherwise have been paid within 12 months following the date of his termination of employment, to be paid following his termination.
The executive’s employment agreements also provide that all of the executive’s outstanding equity or equity-based awards that are subject to time-based vesting will immediately vest and be paid in full upon a change in control (as defined in the 2015 Equity Plan), except that if accelerated payment is not permitted under Section 409A of the Code, the awards will be paid on the original payment schedule. With respect to each executive’s awards of LTIP units granted on May 16, 2013, which are subject to performance-based vesting based on the Company’s achievement of specified TRTS targets, upon a change in control (as defined in the 2015 Equity Plan), all or a portion of the award will vest based upon the Company’s performance through the date of the change in control and any portion of the award that does not vest will be forfeited.
“Cause” means in general: (i) the executive’s continued failure to perform the material responsibilities and duties under the Employment Agreement; (ii) willful or reckless conduct by the executive that is done or omitted to be done not in good faith and is materially injurious to the Company; (iii) the executive’s conviction of, or pleading of guilty or nolo contendere to, a felony; (iv) the executive’s commission or omission of any act that is materially detrimental to the best interests of the Company and that constitutes common law fraud or violation of applicable law; or (v) the executive’s breach of any material provision of the Employment Agreement, including the restrictive covenants.
“Good reason” means in general: (i) the Company’s failure to pay material compensation when due and payable; (ii) a material diminution in the executive’s position, duties or responsibilities, including, without limitation, the executive ceasing to report to the Company’s Chief Executive Officer; (iii) the Company’s material breach of any other material provision of the Employment Agreement; or (iv) a change in the executive’s principal place of employment to a location more than 50 miles from such principal place of employment as of the effective date of the Employment Agreement.
If the executive’s employment is terminated by the Company without cause or by the executive for good reason, in either case within the 90 days prior to or the two-year period following a change in control, or if the Company delivers notice of its intent not to renew the term of the Employment Agreement within the 90-day period prior to a change in control, the executive is entitled to (i) any earned but unpaid annual bonus for the preceding fiscal year; (ii) continued coverage for him and his eligible dependents under the Company’s group health plans for up to 12 months following his termination of employment; (iii) an amount equal to the sum of  (A) 24 months’ of the executive’s then-current base salary and (B) two times his then-current target bonus, payable in a lump sum following his termination of employment if the change in control constitutes a change in the ownership or effective control or the Company or a change in the ownership of a substantial portion of the Company’s assets within the meaning of Section 409A of the Code, or in equal installments over a 12-month period if it does not; (iv) the remainder of any declared cash bonus that would otherwise have been paid had his employment not terminated, to be paid following his termination; and (v) accelerated vesting of all of the executive’s outstanding equity or equity-based awards subject to time-based vesting upon the date of the executive’s termination.

Each Employment Agreement includes a Section 280G “better of” provision, meaning, if any of the payments or benefits provided to the executive under the applicable Employment Agreement or otherwise would constitute parachute payments within the meaning of Section 280G of the Code and be subject to the excise tax imposed under Section 4999 of the Code, the payments or benefits will be reduced by the amount required to avoid the excise tax if such a reduction would give the executive a better after-tax result than if he received the full payments and benefits.
Incentive Plans
2010 Plan and 2011 Plan
In addition to the payments and benefits provided pursuant to the terms of the Employment Agreements described above, pursuant to the terms of the 2010 Plan, if an individual’s employment is terminated by the Company for any reason other than cause or by the individual for good reason, in each case within the two-year period following a change in control, then, as of the date of the individual’s termination, all restrictions otherwise applicable with respect to incentive restricted stock and RSUs (including deferred incentive stock units) granted to such individual will lapse, the restricted period will expire and any prescribed conditions will be deemed to be satisfied.
Under the 2010 Plan, a “change in control” generally means any of the following: (i) any change in control of a nature that would be required to be reported under the Exchange Act proxy rules; (ii) any person acquiring beneficial ownership, directly or indirectly, of securities representing 30% or more of the combined voting power of the Company’s outstanding securities; (iii) certain changes in the Board of Directors; (iv) certain mergers or consolidations of the Company with another corporation; (v) the approval by the Company’s security holders of a plan of liquidation by the Company or an agreement for the sale or disposition of all or substantially all of the Company’s assets.
Under the 2010 Plan, “cause” means in general: (i) the continued failure of the individual to perform material responsibilities and duties toward the Company (other than due to mental or physical illness); (ii) willful or reckless conduct by the individual that is demonstrably injurious to the Company; (iii) the conviction of the individual for a felony; or (iv) the commission or omission of any act by the individual that is materially inimical to the best interests of the Company and that constitutes on the part of the individual common law fraud or malfeasance, misfeasance or nonfeasance of duty (other than the individual’s lack of professional qualifications).
Under the 2010 Plan, “good reason” means in general: (i) an assignment, after a change in control, of duties materially inconsistent with the individual’s position or a material diminution in the individual’s position, authority, duties, or responsibilities; (ii) a material reduction in the individual’s base salary in effect immediately before the change in control; (iii) a material reduction in the individual’s annual or long-term bonus and equity incentive opportunities, as compared to such opportunity or level in effect immediately before the change in control; (iv) a material diminution in any budget over which the individual retains authority; or (v) the Company’s material relocation of the individual without the individual’s consent.
The termination and change in control provisions of the 2011 Plan are the same as under the 2010 Plan.
2015 Equity Plan
The 2015 Equity Plan, which is an amendment and restatement of the 2013 Equity Plan, provides that if the Company experiences a change in control in which outstanding awards under the 2013 Equity Plan will not be assumed, continued or replaced with equivalent awards by the surviving entity, then the Compensation Committee may determine in its sole discretion that (i) all outstanding stock options and stock appreciation rights will immediately vest and become exercisable, and (ii) all restrictions and other conditions applicable to any outstanding restricted stock, RSUs and other share-based awards, including any vesting requirements, will immediately lapse and any performance goals relevant to such award will be deemed to have been achieved at the target level, with all such awards becoming free from restrictions and, with respect to RSUs, becoming payable immediately or otherwise upon the earliest permissible date.

Under the 2015 Equity Plan, a “change in control” occurs if: (i) a person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the direct or indirect beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of 45% or more of the combined voting power of the Company’s then-outstanding securities; (ii) the Company closes on a merger or consolidation transaction (other than as results in the Company’s voting securities before the transaction continuing to represent more than 55% of the combined voting power of the securities of the surviving entity); (iii) the Company closes on the sale or disposition of all or substantially all of the Company’s assets; or (iv) during any consecutive 12-month period, individuals who, at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof.
Under the 2015 Equity Plan, “good reason” means in general: (i) a material diminution in the individual’s position, authority, duties, or responsibilities; (ii) a material reduction in the individual’s base salary in effect immediately before the change in control; or (iii) the Company’s material relocation of the individual’s principal place of employment without the individual’s consent.
No Tax Gross-Up Payments
The Company does not provide, and no Named Executive Officer is entitled to receive, any tax gross-up payments in connection with his or her compensation, severance or other benefits provided by the Company.
The following table shows potential payments that would have been provided to the Named Executive Officers upon the occurrence of a change in control and certain termination triggering events, assuming such change in control or terminating event occurred on December 31, 2015.
Name/Payment or Benefit	Voluntary resignation, termination for cause, death or disability	Termination without cause or resignation with good reason within 90 days prior to or 2 years following change in control(1)	Death or disability within 90 days prior to or 2 years following change in control(1)	Termination without cause or resignation with good reason other than within 90 days prior to or 2 years following change in control	No termination following change in control
James R. Heistand
Cash Severance(2)	$—	$5,437,500	$5,437,500	$2,812,500	$—
Acceleration of Equity Awards(3)	$—	$3,531,351	$3,531,351	$1,408,881	$—
Healthcare Benefits	$—	$11,700	$11,700	$11,700	$—
Total	$—	$8,980,551	$8,980,551	$4,233,081	$—
M. Jayson Lipsey
Cash Severance(2)	$—	$1,596,000	$—	$420,000	$—
Acceleration of Equity Awards(3)	$—	$779,535	$—	$443,255	$—
Healthcare Benefits	$—	$7,800	$—	$7,800	$—
Total	$—	$2,383,335	$—	$871,055	$—
David R. O’Reilly
Cash Severance(2)	$—	$1,634,000	$—	$430,000	$—
Acceleration of Equity Awards(3)	$—	$1,153,753	$—	$757,269	$—
Healthcare Benefits	$—	$7,800	$—	$7,800	$—
Total	$—	$2,795,553	$—	$1,195,069	$—
Jeremy R. Dorsett
Cash Severance(2)	$—	$1,200,000	$—	$375,000	$—
Acceleration of Equity Awards(3)	$—	$563,729	$—	$265,137	$—
Healthcare Benefits	$—	$7,800	$—	$7,800	$—
Total	$—	$1,771,529	$—	$647,937	$—
Scott Francis
Cash Severance(2)	$—	$930,000	$—	$310,000	$—
Acceleration of Equity Awards(3)	$—	$287,198	$—	$87,107	$—
Healthcare Benefits	$—	$7,800	$—	$7,800	$—
Total	$—	$1,224,998	$—	$404,907	$—

(1)
Does not reflect the impact, if any, of the Section 280G “better of” provision in each of the Employment Agreements.

(2)
Represents amounts payable at December 31, 2015 pursuant to the Employment Agreements. The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include accrued salary and vacation pay and earned but unpaid bonus for the preceding fiscal year.

(3)
Includes the acceleration of RSUs, LTIP units and option awards based on the closing price of the Company’s Common Stock ($15.63) on December 31, 2015, plus the dividends accrued through such date, as applicable.

CERTAIN TRANSACTIONS AND RELATIONSHIPS
Employment Agreements.   The Company has entered into Employment Agreements with its Named Executive Officers. See “Compensation of Executive Officers — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements.”
Eola Transactions.   Through the property management company contributed to the Company pursuant to the Contribution Agreement dated May 18, 2011, the Company currently manages and/or leases third-party assets totaling approximately 3.9 million square feet, approximately 644,000 square feet of which are currently owned by entities in which each of Messrs. Heistand and Francis have direct or indirect ownership interests ranging from approximately 3.24% to 12.54% and 0.15% to 1.31%, respectively, with a weighted average ownership percentage of approximately 5.71% and 0.46%, respectively, for the year ended December 31, 2015. In 2015, the Company received an aggregate of approximately $398,000 for management fees and $869,000 in reimbursements related to the management and leasing of these assets, of which approximately $69,000 and $5,000 were attributable to each of Messrs. Heistand’s and Francis’ interests, respectively.
In connection with the amendment to the post-closing provisions of the Contribution Agreement discussed above, Mr. Heistand has agreed to pay the Company 100% of any distribution received from certain properties owned directly or indirectly by him.
Investment in Related Party Entity.   In 2011, an affiliate of the Company made a $3.5 million preferred equity investment in an entity 21% owned by Mr. Heistand. This investment was negotiated at arm’s length and provides that the Company will be paid a preferred equity return equal to 7% per annum of the preferred equity outstanding. In 2015, the Company received preferred equity distributions on this investment in the aggregate amount of  $245,000. This preferred equity investment was approved by the Company’s Board of Directors.
TPG Pantera Transaction.   In connection with the closing under the Purchase Agreement dated June 5, 2012 between TPG Pantera and the Company pursuant to which TPG Pantera acquired 4,300,000 shares of Common Stock and 13,477,778 shares of Series E Convertible Cumulative Redeemable Preferred Stock, par value $.001 per share, the Company and TPG Management entered into a Management Services Agreement that sets forth certain financial advisory services previously provided by and to be provided by, and fees to be paid to, TPG Management, in connection with TPG Pantera’s investment in the Company and TPG Management’s ongoing services to the Company. Pursuant to the Management Services Agreement, as amended in December 2014, in exchange for certain ongoing advisory and consulting services, the Company agreed to pay to TPG Management a monitoring fee equal to $600,000 for the first year following the amendment and $1.0 million per year thereafter for so long as TPG Pantera has the right to appoint four of the directors of the Company’s Board of Directors. In each case, the monitoring fee will be reduced proportionately based on TPG Pantera’s board representation rights under the Stockholders Agreement, as described below. The monitoring fee is payable in cash quarterly when the Company pays its Common Stock dividend. The monitoring fee is in lieu of director fees otherwise payable to the TPG Pantera-nominated members of the Board of Directors.
Also in connection with closing under the Purchase Agreement, the Company, TPG Pantera and TPG Management entered into the Stockholders Agreement (defined above) pursuant to which, among other things, (i) TPG Pantera has the right to nominate a specified number of directors to the Company’s Board of Directors and to each committee of the Board of Directors determined based on its level of ownership in the Company, for so long as TPG Pantera owns 5% or more of the Company’s outstanding Common Stock, and (ii) TPG Pantera has the right to consent to certain actions related to the Company’s corporate existence and governance, including any change in the rights and responsibilities of either the Investment Committee of the Board of Directors or the Compensation Committee of the Board of Directors, for so long as TPG Pantera’s ownership percentage of Common Stock is equal to or greater than 20%, other than in connection with any change in control.
Pursuant to the terms of the Stockholders Agreement, TPG Pantera also has the right to consent to certain actions related to the Company’s corporate existence and governance, including any change in the rights and responsibilities of either the Investment Committee of the Board or the Compensation Committee of the Board of Directors, for so long as TPG Pantera’s ownership percentage of Common

Stock is equal to or greater than 20%, other than in connection with any change in control. In addition, for so long as TPG Pantera’s ownership percentage of Common Stock is equal to or greater than 5%, other than in connection with any change in control, the rights and responsibilities of the investment committee of the Board of Directors will include (i) except for certain permitted issuances relating to outstanding rights to purchase or acquire the Company’s capital stock, compensation arrangements and acquisition transactions, any sale or issuance of any capital stock or other security, (ii) any incurrence of indebtedness with a principal amount greater than $20 million, and (iii) any other matters over which the investment committee currently has approval authority, including without limitation material asset acquisitions and dispositions. During such period, the rights and responsibilities of the Compensation Committee of the Board of Directors will include (i) the hiring or termination of any the Company’s Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or Chief Investment Officer, or any material change in any of the duties of any such executive officer, and (ii) any approval of future compensation arrangements for such officers. During such period, the Board of Directors may not approve such matters without the affirmative approval of the investment committee or the compensation committee, as applicable.
In addition to the foregoing, under the Stockholders Agreement TPG Pantera has a pre-emptive right to participate in the Company’s future equity issuances, subject to certain conditions, for so long as TPG Pantera (together with its affiliates) owns at least 10% of the Company’s outstanding Common Stock. However, TPG Pantera’s pre-emptive rights with respect any equity issuances of Common Stock or securities convertible into or exercisable for Common Stock are subject to stockholder approval of such rights at least once during each five-year period after closing. The Stockholders Agreement also provides for customary registration rights with respect to TPG Pantera’s Common Stock held by TPG Pantera and its permitted transferees and by TPG Management. Pursuant to such registration rights, beginning one year after closing, TPG Pantera has, subject to certain limitations, the right to require the Company to register TPG Pantera’s securities on three separate occasions and has limited piggyback registration rights in connection with offerings by other stockholders. In addition, TPG Pantera agreed to certain customary standstill provisions through the earliest of  (i) the time that TPG Pantera (together with its affiliates) no longer collectively own at least 5% of the Common Stock (assuming full conversion of the Series E Preferred Stock), (ii) the fifth anniversary of the closing under the Purchase Agreement, and (iii) the occurrence of a change of control transaction.
Thomas Letter Agreements.   In connection with the TPGI mergers, on September 4, 2013, the Company entered into a letter agreement with Mr. Thomas, the Chairman of the Board, and certain entities affiliated with him. Pursuant to the letter agreement, among other things, (i) the Company and the Operating Partnership agreed to take all necessary action to cause Mr. Thomas to be appointed Chairman of the Board of Directors following consummation of the TPGI mergers and, subject to certain continuing equity ownership requirements, to nominate Mr. Thomas for election to the board at the Annual Meeting of Stockholders in 2014 (and, if elected, to cause him to be re-appointed as chairman), (ii) Mr. Thomas will retain all rights with respect to the “Thomas Properties” and “TPG” names and related marks and certain property associated therewith, (iii) in the event of a going private transaction involving the Company, the Company agreed to use its reasonable best efforts to cause the acquiring entity to offer Mr. Thomas and his affiliates a preferred equity interest in the surviving entity in exchange for the OP units that Mr. Thomas and his affiliates received in the TPGI mergers, and (iv) Mr. Thomas agreed to modify his existing tax protection arrangements to facilitate a change in ownership of the two office properties in Philadelphia, Pennsylvania, commonly known as Commerce Square.
Tax Protection Agreement.   In connection with the closing of the TPGI mergers, on December 19, 2013, Mr. James A. Thomas, the Chairman of the Board of Directors, and certain of his related parties entered into a tax protection agreement with the Operating Partnership (the “New Tax Protection Agreement”), that replaced an agreement originally entered into between Thomas Properties Group, L.P. and Mr. Thomas (and certain of his related parties) dated October 13, 2004 (the “Original Tax Protection Agreement”). The New Tax Protection Agreement continued and updated the obligations under the Original Tax Protection Agreement with certain changes, including an undertaking by the Operating Partnership to offer certain related parties of Mr. Thomas the opportunity to guarantee, in the aggregate, up to $39 million of direct or indirect “qualifying” indebtedness of the Operating Partnership and agreement as to the method that the Operating Partnership will adopt in allocating depreciation with respect to certain of the properties acquired from TPGI and TGP LP. The obligations of the Operating

Partnership under the New Tax Protection Agreement expire on October 13, 2016, although, as with the Original Tax Protection Agreement, the Operating Partnership agrees to offer the Thomas-related parties opportunities to guarantee qualifying indebtedness thereafter to the extent such indebtedness is available.
Related-Party Transactions Policies and Procedures.   In March 2007, the Board of Directors adopted the written “Related-Party Transactions Policies and Procedures” that states that the Company’s Audit Committee is responsible for the review, approval and ratification of transactions with executive officers, directors, nominees, greater than five percent owners of Company stock, or immediate family members of any of the foregoing (“related persons”).
The policy requires that any newly proposed transaction between the Company and a related person must be submitted to the Audit Committee for approval if the amount involved in the transaction is greater than $100,000 in a calendar year, the Company is a participant, and any related person has or will have an interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity) (“interested transactions”). If advance approval is not feasible, then the interested transaction will be considered for ratification at the next regularly scheduled meeting of the Audit Committee. In making its determination, the Audit Committee will consider, among other factors, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Ongoing related person transactions are reviewed on an annual basis. No director will participate in any discussion or approval of an interested transaction for which he or she is a related party.
The following interested transactions do not require pre-approval by the Audit Committee:
1.
Any employment by the Company of an executive officer of the Company if  (a) the related compensation is required to be disclosed in the Company’s proxy material or (b) the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would be reported in the Company’s proxy material if the executive officer was a “named executive officer” and the Company’s Compensation Committee approved, or recommended that the Board of Directors approve, such compensation.

2.
Any compensation paid to a director if the compensation is required to be disclosed in the Company’s proxy material.

3.
Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or less than 10 percent beneficial owner, if the aggregate amount involved does not exceed the greater of  $250,000 or two percent of that company’s total annual revenues.

4.
Any charitable contributions by the Company to an entity at which the related person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of  $100,000 or two percent of the charitable organization’s total annual receipts.

5.
Any transaction where the related person’s interest arises solely from the ownership of Common Stock and all holders of Common Stock receive the same benefit on a pro rata basis.

6.
Any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

The Chair of the Audit Committee has the authority to pre-approve or ratify any interested transaction with a related party in which the aggregate amount involved is expected to be less than $500,000. In connection with each regularly scheduled meeting of the Audit Committee, a summary of each new interested transaction deemed pre-approved pursuant to paragraph (3) or (4) above and each new interested transaction pre-approved by the Chair will be provided to the Audit Committee for its review.

OWNERSHIP OF COMPANY STOCK
Security Ownership of Certain Beneficial Owners
To the best of the Company’s knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Exchange Act) beneficially owned, as of March 17, 2016 (the record date for the Meeting) more than five percent of the Common Stock, except as set forth in the following table.
Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned	Percent of Common Stock(1)
TPG Funds(2) 301 Commerce Street, Suite 3300 Fort Worth, Texas 76102	23,663,397(3)	21.2%
The Vanguard Group, Inc. – 23-1945930 100 Vanguard Boulevard Malvern, Pennsylvania 19355	12,327,780(4)	11.0%
Blackrock, Inc. 40 East 52nd Street New York, New York 10002	9,750,926(5)	8.7%
Vanguard Specialized Funds – Vanguard REIT Index Fund – 23-2834924 100 Vanguard Boulevard Malvern, Pennsylvania 19355	6,026,154(6)	5.4%
FMR LLC 245 Summer Street Boston, Massachusetts 02210	8,780,221(7)	7.9%

(1)
Based on 111,713,277 shares of Common Stock outstanding on March 17, 2016.

(2)
TPG Funds refers to TPG Pantera and TPG Management, collectively.

(3)
Based on a Form 4 filed on September 25, 2014. Total includes 23,599,778 shares held by TPG Pantera, whose general partner is TPG Advisors VI, Inc., a Delaware corporation. Total also includes 63,619 shares held by TPG Management, whose sole member is TPG Capital Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings II Sub, L.P., a Delaware limited partnership, whose general partner is TPG Holdings, II, L.P., a Delaware limited partnership, whose general partner is TPG Holdings II-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, Inc. (“Group Advisors”). David Bonderman and James G. Coulter are officers and sole stockholders of TPG Advisors VI, Inc. and Group Advisors and may therefore be deemed to beneficially own the shares held by the TPG Funds. Messrs. Bonderman and Coulter disclaim beneficial ownership of the shares held by the TPG Funds except to the extent of their pecuniary interest therein. The address of TPG Advisors VI, Inc., Group Advisors and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(4)
Based upon an amended Statement on Schedule 13G filed on February 11, 2016 with the SEC that indicated that The Vanguard Group, Inc. has sole dispositive power with respect to 12,152,490 shares of Common Stock, shared dispositive power with respect to 175,290 shares of Common Stock, sole voting power with respect to 232,196 shares of Common Stock, and shared voting power with respect to 67,200 shares of Common Stock. The Schedule 13G further indicated that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of and directs the voting of 101,866 shares of Common Stock as a result of its serving as investment manager of collective trust accounts and that Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 203,754 shares of Common Stock as a result of its serving as investment manager of Australian investment offerings.

(5)
Based upon an amended Statement on Schedule 13G filed on January 27, 2016 with the SEC that indicated that Blackrock, Inc. has sole dispositive power with respect to 9,750,926 shares of Common Stock and sole voting power with respect to 9,542,307 shares of Common Stock. The Schedule 13G further indicated that several subsidiaries of Blackrock, Inc., listed in Exhibit A to that schedule, are beneficial owners of Common Stock. The Schedule 13G states that the following subsidiaries of Blackrock, Inc. acquired the securities reported on the schedule: BlackRock (Luxembourg) S.A., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC and BlackRock Japan Co Ltd.

(6)
Based upon an amended Statement on Schedule 13G filed on February 9, 2016 with the SEC that indicated that Vanguard Specialized Funds — Vanguard REIT Index Fund — 23-2834924 does not have dispositive power with respect to any shares of Common Stock and sole voting power with respect to 6,026,154 shares of Common Stock.

(7)
Based upon a Statement on Schedule 13G filed on February 12, 2016 with the SEC that indicated that FMR LLC has sole dispositive power with respect to 8,780,221 shares of Common Stock and sole voting power with respect to 1,379,821 shares of Common Stock.

Security Ownership of Management and Directors
The following table sets forth the shares of Common Stock, Limited Voting Stock and OP units beneficially owned, as of March 17, 2016 (the record date for the Meeting), by each director, nominee for director and Named Executive Officer of the Company and by the directors, nominees and executive officers as a group. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Common Stock subject to options or other rights (as set forth above) held by that person that are currently exercisable or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise stated, each person has sole voting and investment power with respect to the shares of Common Stock, Limited Voting Stock and OP units set forth in the table. Unless otherwise indicated below, the address for the Company’s directors and executive officers is c/o Parkway Properties, Inc., 390 North Orange Avenue, Suite 2400, Orlando, Florida 32801.
Name	Total Common Stock and OP Units	Percent of Common Stock(1)	Percent of Common Stock and OP Units(1)	Limited Voting Stock	Percent of Limited Voting Stock(1)
Avi Banyasz(2)	—	*	*	—	—
Charles T. Cannada	34,809(3)	*	*	—	—
Edward M. Casal	21,032	*	*	—	—
Kelvin L. Davis(4)	—	*	*	—	—
Jeremy R. Dorsett	83,903(5)	*	*	—	—
Laurie L. Dotter	27,309	*	*	—	—
Scott Francis	27,331(6)	*	*	—	—
James R. Heistand	1,917,844(7)	1.7%	1.6%	—	—
C. William Hosler(8)	—	*	*	—	—
M. Jayson Lipsey	163,840(9)	*	*	—	—
Adam S. Metz(10)	—	*	*	—	—
Brenda J. Mixson	33,709	*	*	—	—
David R. O’Reilly	269,982(11)	*	*	—	—
James A. Thomas	6,192,386(12)	5.5%	5.3%	4,213,104	100%
Directors and executive officers as a group (15 individuals)	8,787,267	7.9%	7.5%	4,213,104	100%

*
Less than 1%.

(1)
Based on 111,713,277 shares of Common Stock, 4,213,104 shares of Limited Voting Stock and 4,832,814 OP units outstanding, excluding OP units held directly or indirectly by the Company, on March 17, 2016 (the record date for the Meeting).

(2)
Mr. Banyasz is a TPG Nominated Director. Mr. Banyasz does not have voting or investment power over, and disclaims beneficial ownership of, the shares held by TPG Pantera and TPG Management. The address for Mr. Banyasz is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(3)
Does not include 500 shares of Common Stock held by Mr. Cannada’s wife, as to which Mr. Cannada disclaims beneficial ownership.

(4)
Mr. Davis is a TPG Nominated Director. Mr. Davis does not have voting or investment power over, and disclaims beneficial ownership of, the shares held by TPG Pantera and TPG Management. The address for Mr. Davis is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(5)
Includes options to purchase 50,000 shares of Common Stock. Excludes 43,898 RSUs, each of which represents a right to receive one share of Common Stock upon vesting.

(6)
Excludes 44,354 RSUs, each of which represents a right to receive one share of Common Stock upon vesting.

(7)
Includes 45,000 shares of Common Stock held by ACP-JRL Partnership, Ltd, a family limited partnership, and 29,916 shares of Common Stock held by ACP Laurich Partnership, Ltd., as to each of which Mr. Heistand disclaims beneficial ownership except to the extent of his pecuniary interest therein, and options to purchase 475,000 shares of Common Stock. Also includes 1,074,245 shares of Common Stock pledged as security for a line of credit with TD Ameritrade. This pledge was in place prior to the Company’s adoption of its pledging policy. Excludes 125,809 RSUs, each of which represents a right to receive one share of Common Stock upon vesting.

(8)
Mr. Hosler is a TPG Nominated Director. Mr. Hosler does not have voting or investment power over, and disclaims beneficial ownership of, the shares held by TPG Pantera and TPG Management. The address for Mr. Hosler is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(9)
Includes options to purchase 112,500 shares of Common Stock. Excludes 59,527 RSUs, each of which represents a right to receive one share of Common Stock upon vesting.

(10)
Mr. Metz is a TPG Nominated Director. Mr. Metz does not have voting or investment power over, and disclaims beneficial ownership of, the shares held by TPG Pantera and TPG Management. The address for Mr. Metz is c/o The Carlyle Group, Suite 220 South, 1001 Pennsylvania Avenue NW, Washington, DC 20004.

(11)
Includes options to purchase 225,000 shares of Common Stock and 20,522 shares of Common Stock pledged as security for a personal line of credit by Mr. O’Reilly. This pledge was in place prior to the Company’s adoption of its pledging policy. Excludes 70,977 RSUs, each of which represents a right to receive one share of Common Stock upon vesting.

(12)
Includes 8,276 shares held in trust for the benefit of immediate family members, of which Mr. Thomas disclaims beneficial ownership, except to the extent of his pecuniary interest, and 4,213,104 OP units

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires directors, officers and more than 10% stockholders of the Company to file reports with the SEC to report a change in ownership within two business days following the day on which the transaction occurs. Based on a review of the copies of such reports furnished to the Company, the Company believes that during 2015 all transactions were timely filed.

AUDIT COMMITTEE MATTERS
Report of the Audit Committee
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.
The Audit Committee of the Company is composed of four directors, each of whom meets the current independence and experience requirements of the NYSE and the SEC. The Audit Committee operates under a written charter. A complete copy of the Audit Committee charter is available on the Company’s website (www.pky.com) under “Investors.” The Board of Directors has determined that Charles T. Cannada, Laurie L. Dotter, Adam S. Metz and C. William Hosler are “Audit Committee financial experts” as defined in the current rules of the SEC.
Management is primarily responsible for the Company’s financial statements and reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with United States generally accepted accounting principles (“GAAP”) and for issuing a report on those statements. The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. It is not the duty or the responsibility of the Audit Committee to conduct auditing or accounting reviews or related procedures. The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accounting firm included in their report on the Company’s financial statements.
The Audit Committee meets at least quarterly and at such other times as it deems necessary or appropriate to carry out its responsibilities. Those meetings include, whenever appropriate, executive sessions with the Company’s independent registered public accounting firm without management being present. The Committee met eight times during 2015, and the Chairman of the Committee met individually on a number of occasions with the Company’s independent registered public accounting firm and management. In the course of fulfilling its oversight responsibilities, the Committee met with both management and Ernst & Young LLP, the Company’s independent registered public accounting firm for 2015, to review and discuss all annual financial statements and quarterly operating results prior to their issuance. Management advised the Audit Committee that all financial statements were prepared in accordance with GAAP. The Audit Committee also discussed with the Company’s independent registered public accounting firm matters required to be discussed, pursuant to United States Auditing Standards Section 380, The Auditor’s Communication with Those Charged with Governance including the reasonableness of judgments and the clarity and completeness of financial disclosures. In addition, the Audit Committee discussed with Ernst & Young LLP matters relating to its independence and has received from Ernst & Young LLP the written disclosures and letter required by the Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence. The Audit Committee also has received and reviewed Ernst & Young LLP’s report on internal control over financial reporting and management’s report on the effectiveness of internal controls.
On the basis of the reviews and discussions the Audit Committee has had with the Company’s independent registered public accounting firm and management, the Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.
Submitted by:
LAURIE L. DOTTER, CHAIR
CHARLES T. CANNADA
C. WILLIAM HOSLER
ADAM S. METZ

Policy For Pre-Approval of Audit and Permitted Non-Audit Services
The Audit Committee has implemented a policy for the pre-approval of all audit and permitted non-audit services proposed to be provided to the Company by its independent auditors. Under the policy, the Audit Committee has delegated to its Chairman the authority to address any requests for pre-approval of audit and permitted non-audit services between Audit Committee meetings where associated fees are $25,000 and under. All audit, audit-related and tax services provided by Ernst & Young LLP for the years ended December 31, 2015 and December 31, 2014 either were pre-approved by the Audit Committee or were approved pursuant to the Audit Committee’s pre-approval policy.
Auditor Fees and Services
The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLP for fiscal 2015:
	2015	2014
Audit Fees(1)	$1,795,000	$2,114,300
Audit-Related Fees(2)	$309,600	$319,600
All Other Fees	$—	$—
Total	$2,104,600	$2,433,900

(1)
Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements and review of its quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. Audit fees also include travel and lodging costs incurred in connection with the rendering of audit services.

(2)
For 2015 and 2014, audit-related fees related to property audits required to meet certain lender or joint venture partner requirements.

The Audit Committee of the Board of Directors has considered whether provision of the services described above is compatible with maintaining the independence of the Company’s independent registered public accounting firm and has determined that those services have not adversely affected Ernst & Young LLP’s independence.

OTHER MATTERS
So far as management of the Company is aware, no matters other than those outlined in this Proxy Statement will be presented at the Meeting for action on the part of the stockholders. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote thereon the shares of Common Stock to which the proxy relates in accordance with their best judgment.
BY ORDER OF THE BOARD OF DIRECTORS
Jeremy R. Dorsett
Executive Vice President,
General Counsel and Secretary
Orlando, Florida

APPENDIX A
PARKWAY PROPERTIES, INC.
2016 EMPLOYEE STOCK PURCHASE PLAN
1. Introduction and Purpose; Restatement
1.1      Under this Plan, Parkway gives Eligible Directors and Eligible Employees an opportunity to purchase stock on a systematic basis at a discount. Parkway has adopted this Plan to encourage Stock ownership by Eligible Directors and Eligible Employees in the belief that Stock ownership will reinforce directors’ and employees’ interest in the success of Parkway.
1.2      This document is an amendment and restatement of the Prior Plan, originally effective July 1, 2006, and this amendment and restatement is adopted by the Board of Directors of Parkway on February 18, 2016, subject to, and effective as of, stockholder approval at the 2016 Annual Meeting of Stockholders.
2. Definitions.
2.1      “Account” shall mean the bookkeeping account to be maintained by the Plan Administrator for each Participant for each Purchase Period to record the payments made by the Participant to purchase Stock under the Plan.
2.2      “Board” shall mean the Board of Directors of Parkway.
2.3      “Committee” shall mean the Compensation Committee of the Board or the successor to that committee.
2.4      “Election Form” shall mean the form an Eligible Director or Eligible Employee must complete and timely file with the Plan Administrator to make any of the elections available to Eligible Directors or Eligible Employees under the Plan.
2.5      “Eligible Director” shall mean an individual (other than an employee of Parkway or a Participating Employer) who is a member of the Board; provided, however, that an Eligible Director shall not include a director who owns at any time during a Purchase Period stock possessing 5% or more of the total combined voting power or value of all classes of stock of Parkway based on the ownership rules set forth in Sections 423(b)(3) and 424 of the Internal Revenue Code of 1986, as amended.
2.6      “Eligible Employee” shall mean an employee of Parkway or a Participating Employer who is shown on the payroll records of Parkway or a Participating Employer as a common law employee regularly scheduled to work at least 20 hours per week; provided, however, that an Eligible Employee shall not include an employee who owns at any time during a Purchase Period stock possessing 5% or more of the total combined voting power or value of all classes of stock of Parkway based on the ownership rules set forth in Sections 423(b)(3) and 424 of the Internal Revenue Code of 1986, as amended.
An employee who otherwise satisfies the definition of Eligible Employee shall continue to be considered an Eligible Employee during any period for which the employee is absent from work on an approved leave of absence or short-term disability (as determined by Parkway).
2.7      “Fair Market Value” of a share of Stock shall mean, on any date:
(a) If the Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market, and the NASDAQ Global Select Market), (ii) listed on any national market system, or (iii) listed, quoted, or traded on any automated quotation system, the Fair Market Value shall be the closing sales price for a share of Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Stock on the date in question, the closing sales price for a share of Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable,
(b) If the Stock is not listed on an established securities exchange, national market system, or automated quotation system, but the Stock is regularly quoted by a recognized securities dealer, the Fair Market Value shall be the average of the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Stock on such date, the high bid and low asked prices for a share of Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or
(c) If the Stock is neither listed on an established securities exchange, national market system, or automated quotation system nor regularly quoted by a recognized securities dealer, the Fair Market Value shall be established by the Committee in good faith by the reasonable application of a reasonable valuation method, in a manner consistent with Section 409A of the Internal Revenue Code of 1986, as amended.
2.8      “Offer Date” shall mean the first Trading Day of a Purchase Period.
2.9      “Participant” shall mean (a), for a given Purchase Period, an Eligible Director or Eligible Employee who has elected to purchase Stock in accordance with Section 7 in that Purchase Period and (b), for any period, any individual for whom Stock is held before delivery under Section 10.
2.10    “Participating Employer” shall mean Parkway and any organization owned in whole or in part, directly or indirectly, by Parkway that is designated as a Participating Employer by the Committee.
2.11    “Plan” shall mean this Parkway Properties, Inc. 2016 Employee Stock Purchase Plan, as amended from time to time.
2.12    “Plan Administrator” shall mean Parkway or Parkway’s delegate (including, but not limited to, any third-party administrator selected by Parkway).
2.13    “Parkway” shall mean Parkway Properties, Inc., a corporation incorporated under the laws of the State of Maryland, and any successor to Parkway.
2.14    “Prior Plan” shall mean the Parkway Properties, Inc. 2006 Employee Stock Purchase Plan, as amended from time to time.
2.15    “Purchase Date” shall mean the last Trading Day of a Purchase Period.
2.16    “Purchase Period” shall mean a period set by the Committee. Unless changed by the Committee, the first Purchase Period shall begin on June 1, 2016, and end on August 31, 2016, and, after that, unless changed by the Committee, there shall be four Purchase Periods ending in each year, one beginning on September 1 and ending on the following November 30, one beginning on December 1 and ending on the following February 28 (or February 29, if applicable), one beginning on March 1 and ending on the following May 31, and the final one beginning on June 1 and ending on the following August 31. The Committee may not change the ending date of a Purchase Period once the Purchase Period has begun.
2.17    “Purchase Price” shall mean, for a given Purchase Period, a price equal to 85 percent of the average Fair Market Value of a share of Stock on the last five Trading Days of the Purchase Period.
2.18    “Rule 16b-3” shall mean Rule 16b-3 to Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor to such rule.
2.19    “Stock” shall mean the $.001 par value common stock of Parkway.
2.20    “Trading Day” means a day on which an established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market, and the NASDAQ Global Select Market) is open for trading.
3. Shares Available Under the Plan.   There shall be (subject to Section 13) a total of  [________] shares of Stock available for issuance under the Plan as of the effective date described in Section 4. Parkway shall issue shares of Stock from authorized but unissued shares or from shares reacquired by Parkway, as Parkway determines is appropriate from time to time.
4. Effective Date and Term of Plan.   The effective date of the Plan shall be the date the stockholders of Parkway approve the adoption of the Plan at the 2016 Annual Meeting of Stockholders. No Purchase Periods under the Plan shall begin after May 31, 2026, and the Plan shall continue in effect after that date only until all shares of Stock purchased under the Plan have been delivered pursuant to Section 10.

5. Administration.   The Committee shall administer the Plan. The Committee shall have all the powers vested in it by the terms of the Plan. The Committee shall have full authority to interpret the Plan and any Election Forms and offers to sell Stock under the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make any determinations it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Election Form or offer to sell Stock in the manner and to the extent the Committee deems desirable. Any decision of the Committee in the administration of the Plan shall be in its sole discretion and conclusive. The Committee may act only by a majority of its members in office, except that the members of the Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee. The Committee may delegate the duty to perform any administrative functions to the extent it finds appropriate.
6. Offer To Sell Stock; Holding Period Condition.   Unless the Committee determines otherwise with respect to a Purchase Period, Parkway offers to sell, and Participants shall have the right to purchase, shares of Stock in accordance with and subject to the terms of the Plan.
Unless the Committee determines otherwise, a Participant’s right to purchase shares of Stock under the Plan shall be subject to the condition that the Participant agrees (a) to hold and not dispose of the shares for a period set by the Committee of six or more months from the Purchase Date for the shares, provided that the holding period shall end automatically on the termination of the Participant’s employment with all Participating Employers, and (b) to have the shares held, for the holding period, by the transfer agent or broker designated by Parkway subject to such terms for dividend reinvestment as Parkway may specify.
7. Participation.
7.1      Requirements.   Each individual who is an Eligible Director or an Eligible Employee on the Offer Date for a Purchase Period shall be (subject to Section 7.3) a Participant in the Plan for the Purchase Period if:
(a) the individual properly completes and files an Election Form to elect to participate in the Plan with the Plan Administrator by the Purchase Date for the Purchase Period,
(b) the individual deposits, either through payroll deduction, cash payment, or, subject to conditions prescribed by the Committee, dividends on Stock held under the Plan, the amount of his or her desired purchase payment by the Purchase Date for the Purchase Period, subject to any minimum requirements and the maximum under the Plan, and
(c) the individual’s service as an Eligible Director or employment as an Eligible Employee continues uninterrupted through the Purchase Date for the Purchase Period.
The Committee may establish rules requiring that, to be taken into account for a Purchase Period, an Election Form be filed and deposits made by a designated date before the Offer Date or Purchase Date for the Purchase Period, and rules governing when elections authorizing, or changing or revoking the authorization of, payroll deductions shall be effective.
An Election Form shall require a Participant to agree to the conditions described in Section 6 (regarding the agreement not to dispose of Stock, and to have Stock held by a designated transfer agent or broker, during a specified holding period) and to the delivery of Stock pursuant to Section 10. An Election Form may require a Participant to provide such information and to agree to take such other action as the Committee deems necessary or appropriate in light of the purpose of the Plan or for the orderly administration of the Plan.
7.2      Continuing Election.   An election made on an Election Form shall continue in effect until amended or revoked under Section 8.
7.3      Termination.   A Participant’s status as a Participant shall terminate for a Purchase Period when the Participant’s Account is withdrawn under Section 8, his or her employment as an Eligible Employee or service as an Eligible Director terminates, or, in the discretion of the Committee, at any time the Committee suspects the Participant is purchasing Stock through the Plan without a view towards investment or is otherwise not complying with the required holding period for Stock purchased through the Plan.
8. Payment Elections.
8.1      Initial Payment Elections.   A Participant’s Election Form shall specify the payment he or she proposes to make for the related Purchase Period, expressed either as a dollar amount the Participant proposes to deposit in cash or as a dollar amount (or, in the discretion of the Plan Administrator, as a percentage) of the Participant’s pay, in which case the Election Form shall authorize the Participant’s Participating Employer to deduct that amount or percentage from the Participant’s pay for on each pay date remaining during the Purchase Period (or as a combination of cash deposit and payroll deduction payments), provided
(a) the Committee may establish a minimum payment a Participant may make for purchases under the Plan for a Purchase Period, and
(b) the maximum payment a Participant may make for purchases under the Plan in any calendar year shall be $25,000. A Participant may request a waiver of this payment limit by submitting a written request to the Committee. The Committee, in its discretion, may grant or deny a request for waiver for any or no reason.
8.2      Amending and Revoking Elections.   A Participant may amend or revoke an Election Form at any time. An amendment or revocation shall be effective for a given Purchase Period if timely filed under Section 7.1. In addition, a Participant may amend or revoke his or her Election Form during a Purchase Period to reduce or to stop his or her payments, and such election shall be effective immediately for cash deposits and as soon as practicable after the Plan Administrator actually receives the amended Election Form for payroll deductions.
8.3      Withdrawals.   A Participant may at any time before the end of a Purchase Period withdraw (without interest) all or any part of the payments credited to his or her Account for the Purchase Period by delivering an amended Election Form to the Plan Administrator before the Purchase Date for the Purchase Period. A withdrawal shall be deducted from the Participant’s Account as of the date the Plan Administrator receives the amended Election Form, and the actual withdrawal shall be effected by the Plan Administrator as soon as practicable after such date. If a Participant elects to withdraw all of his or her Account under this Section 8.3, his or her status as a Participant shall terminate as of the date the Plan Administrator receives the election.
The Committee may establish rules requiring that, to be given effect, an Election Form electing a withdrawal must be filed by a designated date before the Purchase Date for the Purchase Period.
8.4      Account Credits and General Assets.   All payroll deductions made for a Participant shall be credited to his or her Account as of the pay date for the pay period for which the deduction is made. All payments made by a Participant to purchase Stock under the Plan, whether in cash or through payroll deductions, shall be held by Parkway or by such Participant’s Participating Employer, as agent for Parkway. All such payments shall be held as part of the general assets of Parkway and shall not be held in trust or otherwise segregated from Parkway’s general assets. No interest shall be paid or accrued on any such payments. A Participant’s right to the payments credited to his or her Account shall be that of a general and unsecured creditor of Parkway.
8.5      Automatic Refunds.
(a) The balance credited to the Account of an Eligible Director automatically shall be refunded in full (without interest) if his or her status as a member of the Board terminates for any reason before the Purchase Date for a Purchase Period, and the balance credited to the Account of an Eligible Employee automatically shall be refunded in full (without interest) if his or her status as an Eligible Employee terminates for any reason before the Purchase Date for a Purchase Period (including, but not limited to, as a result of the employee’s failure to satisfy the eligibility requirements under the Plan during a Purchase Period). Refunds shall be made as soon as practicable after the Plan Administrator has actual notice of any such termination. An individual’s status as a Participant under the Plan shall terminate at the same time as his or her status as an Eligible Director or Eligible Employee terminates.

(b) If on the Purchase Date for a Purchase Period the balance credited to the Account of a Participant does not equal or exceed the minimum dollar amount, if any, required under the Plan, then the balance automatically shall be credited to the Participant’s Account for the next Purchase Period, subject to the withdrawal provisions of Section 8.3.
9. Purchase of Stock.
9.1      General Rule.   If a Participant is an Eligible Director or an Eligible Employee through the Purchase Date for a Purchase Period, the balance credited to his or her Account as of the Purchase Date for the Purchase Period automatically shall be applied to purchase whole shares of Stock at the Purchase Price for Stock for that Purchase Period (subject to any adjustments necessary to satisfy a tax withholding obligation pursuant to Section 21). Any amount remaining in a Participant’s Account that represents the Purchase Price for a fractional share which could not be purchased by reason of the foregoing sentence shall be either: (i) refunded to the Participant in cash, without interest, or (ii) with the Participant’s consent, carried over in the Participant’s Account to the next Purchase Period. No brokerage commissions shall be charged to Participants for purchases made under the Plan.
9.2      Insufficient Number of Shares of Stock.   If the number of shares of Stock available for issuance under the Plan is insufficient to cover the number of shares that Participants’ payments would purchase for a Purchase Period, then the number of shares of Stock a Participant would otherwise purchase on the Purchase Date for the Purchase Period shall be reduced to the number of shares determined by multiplying the number of remaining shares of Stock available under the Plan by a fraction, the numerator of which shall be the number of shares of Stock the Participant would have purchased on the Purchase Date (if there had been sufficient shares) and the denominator of which shall be the total number of shares of Stock all Participants would have purchased on the Purchase Date (if there had been sufficient shares).
10. Delivery.   As soon as practicable after the end of a Purchase Period, Parkway shall deliver the Stock purchased by a Participant for that Purchase Period to a broker or transfer agent designated by Parkway, to be held for the benefit of the Participant. No Participant (or any person who makes a claim for, on behalf of, or in place of a Participant) shall have any interest in any shares of Stock under the Plan until such shares have been so delivered for the benefit of such person. Parkway shall determine the terms under which Stock shall be held by the designated broker or transfer agent for the holding period specified under Section 6.
11. Death of Participant.   On the death of a Participant any balance credited to his or her Account and any undelivered Stock purchased for the Participant under the Plan shall be delivered to Participant’s estate or the person to whom the Participant’s rights are transferred by will or under the laws of descent and distribution, as the case may be, free of all restrictions, provided, however, that no delivery shall be made before the estate or such other person has provided for satisfaction of any federal, state, and local income and employment tax withholding obligation incurred by Parkway or the Participant’s Participating Employer in connection with the delivery of the shares.
12. Transferability.   Neither the balance credited to a Participant’s Account nor any rights to receive shares of Stock under the Plan may be assigned, encumbered, alienated, transferred, pledged, or otherwise disposed of in any way by a Participant, and any attempt to do so shall be without effect.
13. Adjustment.   The Committee shall adjust the number, kind, or class (or any combination thereof) of shares of Stock available under Section 3 and the Purchase Price for such shares of Stock in an equitable manner to reflect any change in the capitalization of Parkway, including, but not limited to, such changes as stock dividends or stock splits.
14. Securities Registration.   Parkway reserves the right to require a Participant, as a condition to the receipt of shares of Stock under the Plan, to agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by Parkway, to deliver to Parkway a written statement satisfactory to Parkway to that effect. Furthermore, if so requested by Parkway, the Participant shall make a written representation to Parkway that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the Securities Act of 1933 and any applicable state securities law or the Participant shall have furnished to Parkway an opinion in form and substance satisfactory to Parkway of legal counsel satisfactory to Parkway that such registration is not required. Certificates representing the Stock transferred under the Plan may at the discretion of Parkway bear a legend to the effect that such Stock has not been registered under the Securities Act of 1933 or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the Securities Act of 1933 and any applicable state securities law or an opinion in form and substance satisfactory to Parkway of legal counsel satisfactory to Parkway that such registration is not required.
15. Compliance with Rule 16b-3.   Parkway shall have the right to withhold or otherwise restrict its offer to sell Stock or the transfer of any Stock or cash under the Plan to a Participant as Parkway deems appropriate to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the Securities Exchange Act of 1934 might be applicable to such offer or transfer.
16. Amendment of Plan.   The Board may amend the Plan in any respect, provided, however, that without the approval of the stockholders of the Company the Board may not, except as provided in Section 13, increase the maximum number of shares of Stock that may be issued under the Plan as set forth in Section 3 or decrease the Purchase Price of shares of Stock offered under the Plan.
The Board may also terminate the Plan and any Purchase Period at any time (together with any related offer to sell Stock and payment elections) or may terminate any Purchase Period (together with any related offer to sell Stock and payment elections) at any time.
17. Notices.   All Election Forms and other communications from a Participant to the Plan Administrator under, or in connection with, the Plan shall be deemed to have been filed with the Plan Administrator when actually received in the form specified by the Plan Administrator at the location, or by the person, designated by the Plan Administrator for the receipt of any such Election Form and communications.
18. No Right to Continued Employment.   Nothing in the Plan shall confer upon any employee the right to continue in the employ of the Company or restrict the right of Parkway or a Participating Employer to terminate the employment of any employee, nor shall anything in the Plan confer upon any member of the Board the right to continue in that position.
19. Employment Transfers.   No Eligible Employee’s employment shall be treated as terminated under the Plan as a result of a transfer between, or among, Parkway and any other Participating Employer.
20. Stockholder Approval.   If Parkway’s stockholders fail to approve the adoption of the Plan at the 2016 Annual Meeting of Stockholders, the Plan shall automatically terminate.
21. Withholding.   Participation in the Plan is subject to the condition that the Participant consents to whatever action the Plan Administrator directs to satisfy any federal, state, and local income and payroll tax withholding requirements the Plan Administrator in its discretion deems applicable to the purchase of Stock under the Plan, which may include withholding from any compensation payable to the Participant.
22. Construction.   The Plan shall be construed in accordance with the laws of the State of Maryland.

PARKWAY PROPERTIES, INC. Annual Meeting of Stockholders May 19, 2016 2:00 PM EDT This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s), Jeremy R. Dorsett and M. Jayson Lipsey or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PARKWAY PROPERTIES, INC. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM EDT on May 19, 2016, at3344 Peachtree Road NE, Atlanta, Georgia 30326, and any
adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no directions are made, this proxy will be voted in accordance with the Board’s recommendations. (continued and to be signed on reverse side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. KEEP THIS PORTION FOR YOUR RECORDS. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at http://www.viewproxy.com/pky/2016

The Board of Directors recommends you vote FOR the following: Please mark your votes like this x1. Election of DirectorsNominees:01 Avi Banyasz 03 Edward M. Casal 05 Laurie L. Dotter 07 C. William Hosler 09 Brenda J. Mixson02 Charles T. Cannada 04 Kelvin L. Davis 06 James R. Heistand 08 Adam S. Metz 10 James A. Thomas FOR ALL o WITHHOLD ALL o FOR ALL EXCEPT o To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following proposals: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN2. Advisory vote to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year. o o o 3. Advisory vote on executive compensation.4. Vote to ratify the adoption of the Parkway Properties, Inc. 2016 Employee Stock Purchase Plan. o o oo o o DO NOT PRINT IN THIS AREA NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. I WILL ATTEND THE ANNUAL MEETING. o(Shareholder Name & Address Data) PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, Signature CONTROL NUMBER Signature (if held jointly) Date: , 2016Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (888) 693-8683Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PARKWAY PROPERTIES, INC. Annual Meeting of Stockholders May 19, 2016 2:00 PM EDT This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s), Jeremy R. Dorsett and M. Jayson Lipsey or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Limited Voting Stock of PARKWAY PROPERTIES, INC. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM EDT on May 19, 2016, at3344 Peachtree Road NE, Atlanta, Georgia 30326, and any
adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no directions are made, this proxy will be voted in accordance with the Board’s recommendations. (continued and to be signed on reverse side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. KEEP THIS PORTION FOR YOUR RECORDS. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at http://www.viewproxy.com/pky/2016

The Board of Directors recommends you vote FOR the following: Please mark your votes like this x1. Election of DirectorsNominees:01 Avi Banyasz 03 Edward M. Casal 05 Laurie L. Dotter 07 C. William Hosler 09 Brenda J. Mixson02 Charles T. Cannada 04 Kelvin L. Davis 06 James R. Heistand 08 Adam S. Metz 10 James A. Thomas FOR ALL o WITHHOLD ALL o FOR ALL EXCEPT o To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. I WILL ATTEND THE ANNUAL MEETING. o PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data) Signature Signature (if held jointly) Date: , 2016Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (888) 693-8683Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.